                                                                     EXHIBIT 2.1



                         AGREEMENT AND PLAN OF MERGER

                                     AMONG

                                  AT&T CORP.,

                                TA MERGER CORP.

                                      AND

                      TELEPORT COMMUNICATIONS GROUP INC.

                          DATED AS OF JANUARY 8, 1998

                               TABLE OF CONTENTS
                               -----------------


                                   ARTICLE I

Definitions.................................................................  1


                                  ARTICLE II

The Merger; Effective Time; Closing.........................................  7

        2.1.   The Merger...................................................  7
        2.2.   Effective Time...............................................  7
        2.3.   Closing......................................................  7

                                  ARTICLE III

Terms of Merger.............................................................  8

        3.1.   Certificate of Incorporation.................................  8
        3.2.   The By-Laws..................................................  8
        3.3.   Directors....................................................  8
        3.4.   Officers.....................................................  8

                                  ARTICLE IV
Share Consideration; Conversion or
  Cancellation of Shares in the Merger......................................  8

        4.1.   Share Consideration; Conversion or
                 Cancellation of Shares in the Merger.......................  8
        4.2.   Payment for Shares in the Merger............................. 11
        4.3.   Fractional Shares............................................ 13
        4.4.   Transfer of Shares after the Effective
                 Time....................................................... 14

                                   ARTICLE V

Representations and Warranties of the Company............................... 14

        5.1.   Organization, Etc. of the Company............................ 14
        5.2.   Subsidiaries................................................. 14
        5.3.   Agreement.................................................... 15
        5.4.   Permits; Compliance.......................................... 15
        5.5.   Fairness Opinion............................................. 16
        5.6.   Capital Stock................................................ 16
        5.7.   Litigation................................................... 17
        5.8.   Compliance with Other Instruments, Etc....................... 17
        5.9.   Employee Benefit Plans....................................... 18
       5.10.   Taxes........................................................ 20
       5.11.   Intellectual Property........................................ 21
       5.12.   Reports and Financial Statements............................. 21
       5.13.   Absence of Certain Changes or Events......................... 22
       5.14.   Affiliated Transactions and Certain
                 Other Agreements........................................... 22
       5.15.   Brokers and Finders.......................................... 23
       5.16.   S-4 Registration Statement and Information
                 Statement/Prospectus....................................... 23
       5.17.   ACC Agreement................................................ 24

                                  ARTICLE VI

Representations and Warranties of Parent and
  Merger Sub................................................................ 24

        6.1.   Organization, Etc. of Parent................................. 24
        6.2.   Subsidiaries................................................. 24
        6.3.   Agreement.................................................... 25
        6.4.   Permits; Compliance.......................................... 25
        6.5.   Capital Stock................................................ 26
        6.6.   Parent Common Shares......................................... 26
        6.7.   Litigation................................................... 26
        6.8.   Compliance with Other Instruments, Etc....................... 26
        6.9.   Taxes........................................................ 27
       6.10.   Intellectual Property........................................ 28
       6.11.   Reports and Financial Statements............................. 28
       6.12.   Brokers and Finders.......................................... 29
       6.13.   S-4 Registration Statement and Information
                 Statement/Prospectus....................................... 30
       6.14.   Ownership of Merger Sub; No Prior Activities;
                 Assets of Merger Sub....................................... 29
       6.15.   Ownership of Company or ACC Stock............................ 30

                                  ARTICLE VII

Additional Covenants and Agreements......................................... 31

        7.1.   Conduct of Business of the Company........................... 31
        7.2.   Other Transactions........................................... 35
        7.3.   Stockholder Approval......................................... 36
        7.4.   Registration Statement....................................... 37
        7.5.   Reasonable Efforts........................................... 37
        7.6.   Access to Information........................................ 39
        7.7.   Indemnification of Directors and Officers.................... 40
        7.8.   Registration and Listing of Parent
                 Common Shares.............................................. 41
        7.9.   Affiliates of Parent and the Company......................... 42
       7.10.   Tax Matters.................................................. 42
       7.11.   New York Real Property Transfer Tax.......................... 43
       7.12.   Employee Matters............................................. 43
       7.13.   Certain Covenants of Parent.................................. 44
       7.14.   Right of First Offer......................................... 44

                                 ARTICLE VIII

Conditions.................................................................. 45

        8.1.   Conditions to Each Party's Obligations....................... 45
        8.2.   Conditions to Obligations of Parent
                 and Merger Sub............................................. 46
        8.3.   Conditions to Obligations of the Company..................... 48

                                  ARTICLE IX

Termination................................................................. 49

        9.1.   Termination by Mutual Consent................................ 49
        9.2.   Termination by Either Parent or the Company.................. 49
        9.3.   Termination by the Company................................... 50
        9.4.   Termination by Parent and Merger Sub......................... 50
        9.5.   Effect of Termination and Abandonment........................ 50

                                   ARTICLE X

Miscellaneous and General................................................... 50

        10.1.  Expenses..................................................... 50
        10.2.  Notices, Etc................................................. 51
        10.3.  Amendments, Waivers, Etc..................................... 52
        10.4.  No Assignment................................................ 52
        10.5.  Entire Agreement............................................. 52
        10.6.  Specific Performance......................................... 52
        10.7.  Remedies Cumulative.......................................... 52
        10.8.  No Waiver.................................................... 53
        10.9.  No Third Party Beneficiaries................................. 53
       10.10.  Jurisdiction................................................. 53
       10.11.  Public Announcements......................................... 53
       10.12.  Governing Law................................................ 53
       10.13.  Name, Captions, Etc.......................................... 54
       10.14.  Counterparts................................................. 54
       10.15.  Survival of Representations, Warranties,
                 Covenants and Agreements................................... 54
       10.16.  Severability................................................. 54
       10.17.  Disclosure Statements........................................ 54


  Pursuant to Item 601(b)(2) of Regulation S-K, the following exhibits and certain schedules have been omitted. Teleport Communications Group Inc. will furnish supplementally to the Securities and Exchange Commission a copy of of any such omitted exhibit or schedule upon request.

 EXHIBITS

A   Form of Affiliate Agreement
B   Employees Entering into Employment Agreements

                         AGREEMENT AND PLAN OF MERGER

          AGREEMENT AND PLAN OF MERGER (this "Agreement"), dated as of January
                                              ---------
8, 1998, among AT&T Corp., a New York corporation ("Parent"), TA Merger Corp., a
                                                    ------
Delaware corporation and a direct wholly owned subsidiary of Parent ("Merger
                                                                      ------
Sub"), and Teleport Communications Group Inc., a Delaware corporation (the
---
"Company").
--------


                                   RECITALS

          WHEREAS, the Boards of Directors of Parent, Merger Sub and the Company each have determined that it is in the best interests of their respective stockholders for Merger Sub to merge with and into the Company, upon the terms and subject to the conditions of this Agreement (the "Merger");
                                                      ------

          WHEREAS, for United States federal income tax purposes, it is intended that the Merger shall qualify as a tax-free reorganization within the meaning of Section 368(a) of the Code (as defined herein);

          WHEREAS, it is intended that the Merger shall be recorded for accounting purposes as a pooling of interests;

          WHEREAS, Parent, Merger Sub and the Company desire to make certain representations, warranties, covenants and agreements in connection with the Merger; and

          WHEREAS, Parent and Merger Sub have required, as a condition to their willingness to enter into this Agreement, that the Cable Stockholders (as defined herein) contemporaneously enter into the Voting Agreement and execute and deliver the Stockholders Consent (as defined herein) immediately following the execution and delivery of this Agreement.

          NOW, THEREFORE, in consideration of the mutual representations, warranties, covenants and agreements set forth herein, Parent, Merger Sub and the Company hereby agree as follows:

                                   ARTICLE I

                                  DEFINITIONS

   As used in this Agreement, the following terms shall have the respective meanings set forth below:

   "ACC":  ACC Corp., a Delaware corporation.
    ---

   "ACC Agreement":  The Agreement and Plan of Merger by and among the Company,
    -------------
TCG Merger Co., Inc. and ACC dated as of November 26, 1997, as it may be amended from time to time.

   "Acquisition Proposal":  As defined in Section 7.2.
    --------------------

   "Affiliate":  As defined in Rule 12b-2 under the Exchange Act.
    ---------

   "Authorization":  Any consent, approval or authorization of, expiration
    -------------
or termination of any waiting period requirement (including pursuant to the HSR
Act) by, or filing, registration, qualification, declaration or designation with, any Governmental Body.

   "Benefit Arrangement":  As defined in Section 5.9(a).
    -------------------

   "Cable Stockholder":  Each of Comcast Corporation, Comcast Teleport, Inc.,
    -----------------
Comcast Communications Properties, Inc., Cox Communications, Inc., Cox Teleport Partners, Inc., Tele-Communications, Inc. and TCI Teleport, Inc. (which, collectively, shall be referred to herein as the "Cable Stockholders").

   "Certificate of Merger":  The certificate of merger with respect to the
    ---------------------
merger of Merger Sub with and into the Company, containing the provisions required by, and executed in accordance with, Section 251 of the DGCL.

   "Certificates":  As defined in Section 4.2(b).
    ------------

   "Claim":  As defined in Section 7.7(a).
    -----

   "Class A Common Stock":  Class A Common Stock, par value $.01 per share,
    --------------------
of the Company.

   "Class B Common Stock":  Class B Common Stock, par value $.01 per share, of
    --------------------
the Company.

   "Closing":  The closing of the Merger.
    -------

   "Closing Date":  The date on which the Closing occurs.
    ------------

   "Code":  The Internal Revenue Code of 1986, as amended, and all regulations
    ----
promulgated thereunder, as in effect from time to time.

   "Company":  Teleport Communications Group Inc., a Delaware corporation.
    -------

   "Company Disclosure Statement":  The disclosure statement, dated the date of
    ----------------------------
this Agreement, delivered by the Company to Parent.

   "Company Option":  As defined in Section 4.1(e).
    --------------

   "Company Permits":  As defined in Section 5.4.
    ---------------

   "Company SEC Reports":  As defined in Section 5.12.
    -------------------

   "Company Stock Incentive Right":  As defined in Section 4.1(f).
    -----------------------------

   "Company Stock Purchase Plan":  As defined in Section 4.1(h).
    ---------------------------

   "Company Stock Unit":  As defined in Section 4.1(g).
    ------------------

   "Controlled Group Liability":  As defined in Section 5.9(e).
    --------------------------

   "DGCL":  The Delaware General Corporation Law.
    ----

   "Effective Time":  As defined in Section 2.2.
    --------------

   "Employee Plan":  As defined in Section 5.9(a).
    -------------

   "Employees":  As defined in Section 5.9(a).
    ---------

   "ERISA":  The Employee Retirement Income Security Act of 1974, as amended,
    -----
and all regulations promulgated thereunder, as in effect from time to time.

   "ERISA Affiliates":  Any trade or business, whether or not incorporated, that
    ----------------
is now or has at any time in the past five years been treated as a single employer with the Company or any of its Subsidiaries under Section 414(b) or (c) of the Code and the Treasury Regulations thereunder.

   "Excess Shares":  As defined in Section 4.3.
    -------------

   "Exchange Act":  The Securities Exchange Act of 1934, as amended.
    ------------

   "Exchange Agent":  As defined in Section 4.2(a).
    --------------

   "Exchange Fund":  As defined in Section 4.2(a).
    -------------

   "Exchange Ratio":  As defined in Section 4.1(a).
    --------------

   "FCC":  The Federal Communications Commission.
    ---

   "FCC Consent":  Actions by the FCC granting its consent to the transfer of
    -----------
control of the FCC Licenses in connection with the consummation of the transactions contemplated hereby.

   "FCC Licenses":  All licenses, permits, construction permits and other
    ------------
authorizations issued by the FCC in connection with the business and operations of the Company and its Subsidiaries.

   "Fractional Securities Fund":  As defined in Section 4.3.
    --------------------------

   "Governmental Body":  Any federal, state, municipal, political subdivision or
    -----------------
other governmental department, court, commission, board, bureau, agency or instrumentality, domestic or foreign.

   "HSR Act":  The Hart-Scott-Rodino Antitrust Improvements Act of 1976, as
    -------
amended.

   "Indemnified Parties":  As defined in Section 7.7(a).
    -------------------

   "Information Statement/Prospectus":  As defined in Section 7.4.
    --------------------------------

   "Intellectual Property":  All industrial and intellectual property rights,
    ---------------------
including Proprietary Technology, patents, patent applications, trademarks, trademark applications and registrations, service marks, service mark applications and registrations, copyrights, know-how, licenses, trade secrets, proprietary processes, formulae and customer lists. "Proprietary Technology"
                                                      ----------------------
means all proprietary processes, formulae, inventions, trade secrets, know-how, development tools and other proprietary rights used by the Company and its Subsidiaries or Parent and its Subsidiaries, as the case may be, pertaining to any product, software or service manufactured, marketed, licensed or sold by the Company and its Subsidiaries or Parent and its Subsidiaries, as the case may be, in the conduct of their business or used, employed or exploited in the development, license, sale, marketing, distribution or maintenance thereof, and all documentation and media constituting, describing or relating to the above, including manuals, memoranda, know-how, notebooks, software, records and disclosures.

   "knowledge":  With respect to the Company, the actual knowledge of any
    ---------
executive officer (determined in accordance with Rule 16a-1(f) under the Exchange Act as in effect on the date hereof) of the Company and, with respect to Parent or Merger Sub, the actual knowledge of any executive officer (determined in accordance with Rule 16a-1(f) under the Exchange Act as in effect on the date hereof) of Parent or Merger Sub, as the case may be.

   "Law":  Any foreign or domestic law, statute, code, ordinance, rule,
    ---
regulation promulgated, or order, judgment, writ, stipulation, award, injunction or decree entered by a Governmental Body.

   "LEC":  A local exchange carrier.
    ---

   "Material Adverse Effect":  On any Person, a material adverse effect on the
    -----------------------
business, properties, operations or financial condition of such Person and its Subsidiaries taken as a whole, other than any such effect (i) arising out of or resulting from general economic conditions, (ii) arising out of or resulting from changes in or affecting the telecommunications business generally, or, in the case of a determination with respect to Parent and its Subsidiaries, the long distance telecommunications business generally, or, in the case of a determination with respect to the Company and its Subsidiaries, the competitive local exchange carrier business generally, or (iii) arising out of or resulting from, in the case of a determination with respect to the Company and its Subsidiaries, any loss of customer revenues attributable to the announcement of this Agreement and the transactions contemplated hereby, or, in the case of a determination with respect to Parent and its Subsidiaries, the entry of the Regional Bell Operating Companies into the long distance telecommunications business.

   "Merger":  The merger of Merger Sub with and into the Company as contemplated
    ------
by Section 2.1.

   "Merger Sub":  TA Merger Corp., a Delaware corporation.
    ----------

   "NYSE":  The New York Stock Exchange, Inc.
    ----

   "Parent":  AT&T Corp., a New York corporation.
    ------

   "Parent Common Shares":  Shares of common stock, par value $1.00 per share,
    --------------------
of Parent.

   "Parent Disclosure Statement":  The disclosure statement, dated the date of
    ---------------------------
this Agreement, delivered by Parent to the Company.

   "Parent Option":  As defined in Section 4.1(e).
    -------------

   "Parent Permits":  As defined in Section 6.4.
    --------------

   "Parent Representatives":  As defined in Section 7.6.
    ----------------------

   "Parent SEC Reports":  As defined in Section 6.10(a).
    ------------------

   "Parent Stock Incentive Right":  As defined in Section 4.1(f).
    ----------------------------

   "Parent Stock Unit":  As defined in Section 4.1(g).
    -----------------

   "Permit":  Any franchise, grant, authorization, license, permit, easement,
    ------
variance, exception, consent, cer-
tificate, approval, clearance or order of any Governmental Body.

   "Person":  Any individual or corporation, company, partnership, trust,
    ------
incorporated or unincorporated association, joint venture or other entity of any kind.

   "Proposed Financing":  As defined in Section 7.14.
    ------------------

   "Rule 145 Affiliate":  As defined in Section 7.9.
    ------------------

   "S-4 Registration Statement":  As defined in Section 7.4.
    --------------------------

   "SEC":  The Securities and Exchange Commission.
    ---

   "Securities Act":  The Securities Act of 1933, as amended.
    --------------

   "Share Consideration":  As defined in Section 4.1(b).
    -------------------

   "Shares":  Collectively, the shares of Class A Common Stock and the shares of
    ------
Class B Common Stock.

   "Stockholders' Agreement":  The Amended and Restated Stockholders' Agreement,
    -----------------------
dated June 26, 1996, by and among the Company and Comcast Teleport, Inc., Comcast Communications Properties, Inc., Cox Teleport Partners, Inc., and TCI Teleport, Inc.

   "Stockholders Consent":  As defined in Section 7.3.
    --------------------

   "Subsidiary":  As to any Person, any other Person of which at least 50% of
    ----------
the equity and voting interests are owned, directly or indirectly, by such first Person.

   "Surviving Corporation":  The surviving corporation in the Merger.
    ---------------------

   "Tax":  As defined in Section 5.10(d).
    ---

   "Tax Return":  As defined in Section 5.10(d).
    ----------

   "US Wats":  US Wats, Inc., a New York corporation.
    -------

   "US Wats Agreement":  The Agreement and Plan of Merger, dated as of October
    -----------------
28, 1997, by and among ACC, ACC Acquisition - Blue Corp. and US Wats.

   "Voting Agreement":  The Voting Agreement, dated the date hereof, by and
    ----------------
among Parent and each of the Cable Stockholders.

   "Wholly-Owned Subsidiary":  As to any Person, a Subsidiary of such Person
    -----------------------
100% of the equity and voting interest in which is owned, directly or indirectly, by such Person.


                                  ARTICLE II

                      THE MERGER; EFFECTIVE TIME; CLOSING

   2.1.  The Merger.  Subject to the terms and conditions of this Agreement, at
         ----------
the Effective Time, Merger Sub shall be merged with and into the Company in accordance with the provisions of Section 251 of the DGCL and with the effect provided in Sections 259 and 261 of the DGCL. The separate corporate existence of Merger Sub shall thereupon cease and the Company shall be the Surviving Corporation and shall continue its corporate existence as a Subsidiary of Parent and shall continue to be governed by the laws of the State of Delaware. At the election of Parent, any direct Wholly-Owned Subsidiary of Parent with respect to which the representation and warranty set forth in Section 6.14 is true and correct may be substituted for Merger Sub as a constituent corporation in the Merger.

   2.2.  Effective Time.  The Merger shall become effective on the date and at
         --------------
the time (the "Effective Time") that the Certificate of Merger shall have been
               --------------
accepted for filing by the Secretary of State of the State of Delaware (or such later date and time as may be specified in the Certificate of Merger by mutual agreement of Parent, Merger Sub and the Company), which shall be on the Closing Date or as soon as practicable thereafter.

   2.3.  Closing.  Subject to the fulfillment or waiver of the conditions set
         -------
forth in Article VIII, the Closing shall take place (a) at the offices of Wachtell, Lipton, Rosen & Katz, 51 West 52nd Street, New York, New York, at 10:00 a.m. on the earliest practicable date (but no later than the fifth business day) following the satisfaction or waiver of the conditions set forth in Article VIII (other than those conditions to be satisfied or waived at the Closing) or (b) at such other place and/or time and/or on such other date as Parent, Merger Sub and the Company may agree.


                                  ARTICLE III

                                TERMS OF MERGER

   3.1.  Certificate of Incorporation.  As of the Effective Time, the
         ----------------------------
Certificate of Incorporation of the Company shall be amended pursuant to the Certificate of Merger to be identical to the Certificate of Incorporation of Merger Sub in effect immediately prior to the Effective Time, except that Article FIRST thereof shall read as follows: "The name of the Corporation (which is hereinafter called the "Corporation") is Teleport Communications Group Inc." Such Certificate of Incorporation as so amended shall be the Certificate of Incorporation of the Surviving Corporation, until duly amended in accordance with the terms thereof and of the DGCL. Prior to the Effective Time, Parent shall take such steps as are necessary so that immediately prior to the Effective Time the Certificate of Incorporation of Merger Sub shall include the provisions of Articles V.B. and VIII of the Certificate of Incorporation of the Company.

   3.2.  The By-Laws.  The By-Laws of the Company shall be amended as of the
         -----------
Effective Time to be identical to the By-Laws of Merger Sub in effect immediately prior to the Effective Time and, in such amended form, shall be the By-Laws of the Surviving Corporation, until duly amended in accordance with the terms thereof, of the Certificate of Incorporation of the Surviving Corporation and of the DGCL.

   3.3.  Directors.  The directors of Merger Sub at the Effective Time shall,
         ---------
from and after the Effective Time, be the directors of the Surviving Corporation until their successors have been duly elected or appointed and qualified or until their earlier death, resignation or removal in accordance with the Surviving Corporation's Certificate of Incorporation and By-Laws.

   3.4.  Officers.  The officers of the Company at the Effective Time shall,
         --------
from and after the Effective Time, be the officers of the Surviving Corporation until their successors have been duly elected or appointed and qualified or until their earlier death, resignation or removal in accordance with the Surviving Corporation's Certificate of Incorporation and By-Laws.


                                  ARTICLE IV

                      SHARE CONSIDERATION; CONVERSION OR
                     CANCELLATION OF SHARES IN THE MERGER

   4.1.  Share Consideration; Conversion or Cancellation of Shares in the
         -----------------------------------------------------------------
Merger.  Subject to the provisions of this  Article IV, at the Effective Time,
------
by virtue of the Merger and without any action on the part of the holders thereof, the shares of the constituent corporations shall be converted or cancelled as follows:

   (a) Each Share issued and outstanding immediately prior to the Effective Time (other than Shares owned by Parent or the Company or any of their respective Wholly-Owned Subsidiaries) shall be converted into .943 of a Parent Common Share (the "Exchange Ratio"). If, prior to the Effective Time, Parent
                   --------------
should split or combine the Parent Common Shares, or pay a stock dividend or other stock distribution in Parent Common Shares, or otherwise change the Parent Common Shares into any other securities, or make any other dividend or distribution on the Parent Common Shares (other than normal quarterly dividends as the same may be adjusted from time to time in the ordinary course), then the Exchange Ratio will be appropriately adjusted to reflect such split, combination, dividend or other distribution or change.

   (b)  All Shares to be converted into Parent Common Shares pursuant to this
Section 4.1 shall cease to be outstanding, shall be canceled and retired and shall cease to exist, and each holder of a certificate representing any such Shares shall thereafter cease to have any rights with respect to such Shares, except the right to receive for each of the Shares, upon the surrender of such certificate in accordance with Section 4.2, the amount of Parent Common Shares specified above (the "Share Consideration") and cash in lieu of fractional
                      -------------------
Parent Common Shares as contemplated by Section 4.3.

   (c) Each Share issued and outstanding and owned by Parent or the Company, or any of their respective Wholly-

Owned Subsidiaries, immediately prior to the Effective Time shall cease to be outstanding, shall be canceled and retired without payment of any consideration therefor and shall cease to exist.

   (d) Each share of Common Stock, par value $0.01 per share, of Merger Sub issued and outstanding immediately prior to the Effective Time shall be converted into one share of common stock of the Surviving Corporation.

   (e) At the Effective Time, each of the then outstanding stock options, if any, to purchase Shares (each, a "Company Option") issued by the Company
                                  --------------
pursuant to any stock option or similar plan of the Company, and any non-plan options set forth in Section 5.6 of the Company Disclosure Statement issued by the Company pursuant to an option agreement or otherwise, shall, by virtue of the Merger, and without any further action on the part of any holder thereof, be assumed by Parent and converted into an option (a "Parent Option") to purchase
                                                   -------------
that number of Parent Common Shares determined by multiplying the number of Shares subject to such Company Option at the Effective Time by the Exchange Ratio, at an exercise price per Parent Common Share equal to the exercise price per share of such Company Option immediately prior to the Effective Time divided by the Exchange Ratio, rounded down to the nearest whole cent. If the foregoing calculation results in an assumed Company Option being exercisable for a fraction of a Parent Common Share, then the number of Parent Common Shares subject to such option shall be rounded up to the nearest whole number of shares, with no cash being payable for such fractional share. The terms and conditions of each Parent Option shall otherwise remain as set forth in the Company Option converted into such Parent Option. The adjustment provided herein with respect to any options which are "incentive stock options" (as defined in Section 422 of the Code) shall be and is intended to be effected in a manner which is consistent with Section 424(a) of the Code.

   (f) At the Effective Time, each of the then outstanding stock incentive rights to acquire Shares (each, a "Company Stock Incentive Right") held by any
                                   -----------------------------
Person as a result of the consummation of the transactions contemplated by the ACC Agreement shall, by virtue of the Merger, and without any further action on the part of any holder thereof, be assumed by Parent and converted into a right (a "Parent Stock
                                                                    ------------
Incentive Right") to acquire that number of Parent Common Shares determined by
---------------
multiplying the number of Shares subject to such Company Stock Incentive Right at the Effective Time by the Exchange Ratio. If the foregoing calculation results in an assumed Company Stock Incentive Right providing the right to acquire a fraction of a Parent Common Share, then the number of Parent Common Shares subject to such right shall be rounded up to the nearest whole number of shares, with no cash being payable for such fractional share. The terms and conditions of each Parent Stock Incentive Right shall otherwise remain as set forth in the Company Stock Incentive Right converted into such Parent Stock Incentive Right.

   (g) At the Effective Time, each of the then outstanding share units under the Company's 1996 Equity Incentive Plan (each, a "Company Stock Unit") shall,
                                                     ------------------
by virtue of the Merger, and without any further action on the part of any holder thereof, be assumed by Parent and converted into a right (a "Parent Stock
                                                                    ------------
Unit") to receive that number of Parent Common Shares determined by multiplying
----
the number of Shares subject to such Company Stock Unit at the Effective Time by the Exchange Ratio. If the foregoing calculation results in an assumed Company Stock Unit providing the right to acquire a fraction of a Parent Common Share, then the number of Parent Common Shares subject to such right shall be rounded up to the nearest whole number of shares, with no cash being payable for such fractional share. The terms and conditions of each Parent Stock Unit shall otherwise remain as set forth in the Company Stock Unit converted into such Parent Stock Unit. The Company shall take all necessary action prior to the Effective Time to amend the Company's 1996 Equity Incentive Plan to permit the assumption and conversion described in this Section 4.1(g) and to provide that all determinations made by reference to Shares shall be made by reference to Parent Common Shares.

   (h) The Company shall terminate the Company's 1997 Employee Stock Purchase Plan (the "Company Stock Purchase Plan") effective as of no later than two
           ---------------------------
business days prior to the Closing Date.

   4.2.  Payment for Shares in the Merger.  The manner of making payment for
         --------------------------------
Shares in the Merger shall be as follows:

   (a) At the Effective Time, Parent shall make available to an exchange agent selected by Parent and reasonably acceptable to the Company (the

"Exchange Agent"), for the benefit of those Persons who immediately prior to the
---------------
Effective Time were the holders of Shares, a sufficient number of certificates representing Parent Common Shares required to effect the delivery of the aggregate Share Consideration required to be issued pursuant to Section 4.1 (the certificates representing Parent Common Shares comprising such aggregate Share Consideration being hereinafter referred to as the "Exchange Fund"). The
                                                    -------------
Exchange Agent shall, pursuant to irrevocable instructions, deliver the Parent Common Shares contemplated to be issued pursuant to Section 4.1 and effect the sales provided for in Section 4.3 out of the Exchange Fund. The Exchange Fund shall not be used for any other purpose.

   (b) Promptly after the Effective Time, the Exchange Agent shall mail to each holder of record (other than holders of certificates for Shares referred to in
Section 4.1(c)) of a certificate or certificates which immediately prior to the Effective Time represented outstanding Shares (the "Certificates") (i) a form of
                                                    ------------
letter of transmittal (which shall specify that delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon proper delivery of the Certificates to the Exchange Agent) and (ii) instructions for use in effecting the surrender of the Certificates for payment therefor. Upon surrender of Certificates for cancellation to the Exchange Agent, together with such letter of transmittal duly executed and any other required documents, the holder of such Certificates shall be entitled to receive for each of the Shares represented by such Certificates the Share Consideration and the Certificates so surrendered shall forthwith be canceled. Until so surrendered, Certificates shall represent solely the right to receive the Share Consideration and any cash in lieu of fractional Parent Common Shares as contemplated by Section 4.3 with respect to each of the Shares represented thereby. No dividends or other distributions that are declared on the Parent Common Shares and payable to the holders of record thereof after the Effective Time will be paid to Persons entitled by reason of the Merger to receive Parent Common Shares until such Persons surrender their Certificates.

Upon such surrender, there shall be paid to the Person in whose name the Parent Common Shares are issued any dividends or other distributions having a record date after the Effective Time and payable with respect to such Parent Common Shares between the Effective Time and the time of such surrender. After such surrender, there shall be paid on the applicable payment date, to the Person in whose name the Parent Common Shares are issued, any dividends or other distributions on such Parent Common Shares which shall have a record date after the Effective Time and prior to such surrender and a payment date after such surrender. In no event shall the Persons entitled to receive such dividends or other distributions be entitled to receive interest on such dividends or other distributions. If any cash or any certificate representing Parent Common Shares is to be paid to or issued in a name other than that in which the Certificate surrendered in exchange therefor is registered, it shall be a condition of such exchange that the Certificate so surrendered shall be properly endorsed and otherwise in proper form for transfer and that the Person requesting such exchange shall pay to the Exchange Agent any transfer or other taxes required by reason of the issuance of certificates for such Parent Common Shares in a name other than that of the registered holder of the Certificate surrendered, or shall establish to the reasonable satisfaction of the Exchange Agent that such tax has been paid or is not applicable. Notwithstanding the foregoing, neither the Exchange Agent nor any party hereto shall be liable to a holder of Shares for any Parent Common Shares or dividends thereon or other distributions with respect thereto or, in accordance with Section 4.3, proceeds of the sale of fractional interests, delivered to a public official pursuant to applicable escheat law. The Exchange Agent shall not be entitled to vote or exercise any rights of ownership with respect to the Parent Common Shares held by it from time to time hereunder, except that, subject to applicable escheat law, it shall receive and hold all dividends or other distributions paid or distributed with respect to such Parent Common Shares for the account of the Persons entitled thereto.

   (c) Certificates surrendered for exchange by any Person constituting a Rule 145 Affiliate of the Company shall not be exchanged for certificates representing Parent Common Shares until Parent has received a written agreement from such Person as provided in Section 7.9.

   (d) Any portion of the Exchange Fund and the Fractional Securities Fund (and any dividends or other distributions with respect to such portion of the Exchange Fund) which remains unclaimed by the former stockholders of the Company for one year after the Effective Time shall be delivered to Parent, upon demand of Parent, and any former stockholders of the Company shall thereafter look only to Parent for payment of their claim for the Share Consideration (and any such dividends or other distributions) or for any cash in lieu of fractional Parent Common Shares.

   (e) In the event that any Certificate has been lost, stolen or destroyed, upon the making of an affidavit of that fact by the Person claiming such Certificate to be lost, stolen or destroyed and, if required by the Surviving Corporation, the posting by such Person of a bond in such reasonable amount as Parent may direct as indemnity against any claim that may be made against it with respect to such Certificate, Parent will, in exchange for such lost, stolen or destroyed Certificate, issue or cause to be issued the number of Parent Common Shares and pay or cause to be paid any amounts deliverable in respect thereof pursuant to this Article IV.

   4.3.  Fractional Shares.  No fractional Parent Common Shares shall be issued
         -----------------
in the Merger. In lieu of any such fractional securities, each holder of Shares who would otherwise have been entitled to a fraction of a Parent Common Share upon surrender of Certificates for exchange pursuant to this Article IV will be paid an amount in cash (without interest) equal to such holder's proportionate interest in the net proceeds from the sale or sales in the open market by the Exchange Agent, on behalf of all such holders, of the aggregate fractional Parent Common Shares issued pursuant to this Article IV. As soon as practicable following the Effective Time, the Exchange Agent shall determine the excess of
(a) the number of full Parent Common Shares delivered to the Exchange Agent by Parent over (b) the aggregate number of full Parent Common Shares to be distributed to holders of Shares (such excess being herein called the "Excess
                                                                       ------
Shares"), and the Exchange Agent, as agent for the former holders of Shares,
------
shall sell the Excess Shares at the prevailing prices on the NYSE. The sale of the Excess Shares by the Exchange Agent shall be executed on the NYSE through one or more member firms of the NYSE and shall be executed in round lots to the extent practicable. Parent shall pay all commissions, transfer taxes and other out-of-pocket transaction costs, including the expenses and compensation of the Exchange Agent, incurred in connection with such sale of Excess Shares. Until the net proceeds of such sale have been distributed to the former stockholders of the Company, the Exchange Agent will hold such proceeds in trust for such former stockholders (the "Fractional Securities Fund"). As soon as practicable after
                   --------------------------
the determination of the amount of cash to be paid to former stockholders of the Company in lieu of any fractional interests, the Exchange Agent shall make available in accordance with this Agreement such amounts to such former stockholders.

   4.4.  Transfer of Shares after the Effective Time. No transfers of Shares
         -------------------------------------------
shall be made on the stock transfer books of the Company after the close of business on the day prior to the date of the Effective Time.


                                   ARTICLE V

                 REPRESENTATIONS AND WARRANTIES OF THE COMPANY

   The Company hereby represents and warrants to Parent and Merger Sub that, except as set forth in the Company Disclosure Statement (each section of which qualifies the correspondingly numbered representation and warranty or covenant as specified therein):

   5.1.  Organization, Etc. of the Company.  The Company is a corporation duly
         ---------------------------------
organized, validly existing and in good standing under the laws of the State of Delaware and has all requisite corporate power and authority to own and operate its properties and to carry on its business as now conducted and proposed by the Company to be conducted. The Company is duly qualified and in good standing in each jurisdiction in which the property owned, leased or operated by it or the nature of the business conducted by it makes such qualification necessary and where the failure to be so qualified or in good standing has or would have, individually or in the aggregate, a Material Adverse Effect on the Company.

   5.2.  Subsidiaries.  Section 5.2 of the Company Disclosure Statement
         ------------
contains a complete and accurate list of all of the Subsidiaries of the Company as of the date hereof. Each Subsidiary of the Company (a) is a corporation or other legal entity duly organized, validly existing and (if applicable) in good standing under the laws of the jurisdiction of its organization and has all requisite corporate, partnership or similar power and authority to own its properties and conduct its business and operations as currently conducted, except where the failure to be duly organized, validly existing and in good standing or to have such power and authority does not and would not have, individually or in the aggregate, a Material Adverse Effect on the Company, and
(b) is duly qualified and in good standing in each jurisdiction in which the property owned, leased or operated by it or the nature of the business conducted by it makes such qualification necessary, except where the failure to be so qualified or in good standing does not and would not have, individually or in the aggregate, a Material Adverse Effect on the Company.

   5.3.  Agreement.  The Company has all necessary corporate power and
         ---------
authority to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated hereby. This Agreement and the consummation of the transactions contemplated hereby have been unanimously approved by the Board of Directors of the Company and have been duly authorized by all other necessary corporate action on the part of the Company, except, in the case of the Merger only, for the approval of the Company's stockholders contemplated by Section 7.3. This Agreement has been duly executed and delivered by a duly authorized officer of the Company and constitutes a valid and binding agreement of the Company, enforceable against the Company in accordance with its terms. The Board of Directors of the Company has unanimously approved the transactions contemplated by this Agreement and the Voting Agreement, including the Merger, so as to render the provisions of Section 203 of the DGCL inapplicable to the transactions contemplated by this Agreement and to Parent and Merger Sub in connection with this Agreement and the Voting Agreement. The Board of Directors of the Company has directed that this Agreement be submitted to the stockholders of the Company for their approval. The affirmative approval, by vote or written consent, of the holders of Shares representing a majority of the votes that may be cast by the holders of all outstanding Shares (voting as a single class) is the only vote of the holders of any class or series of capital stock of the Company necessary to adopt this Agreement and approve the Merger.

   5.4.  Permits; Compliance.  Each of the Company and its Subsidiaries is in
         -------------------
possession of all Permits from appropriate Governmental Bodies (including the
FCC) necessary for the Company or any of its Subsidiaries to own, lease and operate its properties or to carry on their respective businesses as they are now being conducted (the "Company Permits"), and all such Company Permits are
                          ---------------
valid, and in full force and effect, except where the failure to have, or the suspension or cancellation of, any of the Company Permits does not and would not, individually or in the aggregate, (a) have a Material Adverse Effect on the Company or (b) prevent or materially delay the performance of this Agreement by the Company. No suspension or cancellation of any of the Company Permits is pending or, to the knowledge of the Company, threatened, except where the failure to have, or the suspension or cancellation of, any of the Company Permits does not and would not, individually or in the aggregate, (x) have a Material Adverse Effect on the Company or (y) prevent or materially delay the performance of this Agreement by the Company. Neither the Company nor any of its Subsidiaries is in conflict with, or in default or violation of, (i) any Law applicable to the Company or any of its Subsidiaries or by which any property, asset or operation of the Company or any of its Subsidiaries is bound or affected or (ii) any Company Permits, except for such conflicts, defaults or violations that do not and would not, individually or in the aggregate, (A) have a Material Adverse Effect on the Company or (B) prevent or materially delay the performance of this Agreement by the Company.

   5.5.  Fairness Opinion.  The Board of Directors of the Company has received
         ----------------
the opinion, dated as of the date hereof, of Merrill Lynch, Pierce, Fenner & Smith Incorporated to the effect that the Exchange Ratio is fair to the stockholders of the Company from a financial point of view.

   5.6.  Capital Stock.  The authorized capital stock of the Company consists of
         -------------
(a) 450,000,000 shares of Class A Common Stock, of which 61,273,746 shares were outstanding as of the close of business on the day prior to the date hereof, (b) 300,000,000 shares of Class B Common Stock, of which 113,489,040 shares were outstanding as of the close of business on the day prior to the date hereof, and
(c) 150,000,000 shares of preferred stock, par value $.01 per share, none of which is outstanding. All outstanding Shares are duly authorized, validly issued, fully paid and nonassessable, and no class of capital stock of the Company is entitled to preemptive rights. There are no options, warrants or other rights to acquire capital stock (or securities convertible into or exercisable or exchangeable for capital stock) from the Company, other than (a) the issuance of up to a maximum of 23,239,673 shares of Class A Common Stock pursuant to the ACC Agreement (including with respect to options or other rights to acquire common stock of ACC that are or may become outstanding and that will be converted into similar rights to acquire shares of Class A Common Stock upon consummation of the transactions contemplated by the ACC Agreement), (b) the right of the holders of Class B Common Stock to convert shares of Class B Common Stock into Class A Common Stock pursuant to the Certificate of Incorporation of the Company, (c) options or other rights outstanding as of the close of business on the day prior to the date hereof representing in the aggregate the right to purchase or otherwise acquire up to 6,278,000 shares of Class A Common Stock pursuant to Employee Plans or Benefit Arrangements (plus any options granted in accordance with Section 7.1(a) after the date hereof), and (d) the right of eligible employees to purchase shares of Class A Common Stock pursuant to the terms of the Company Stock Purchase Plan as in effect on the date hereof. From the close of business on the day prior to the date hereof until the execution of this Agreement, the Company has not issued any capital stock or any options, warrants or other rights to acquire capital stock (or securities convertible into or exercisable or exchangeable for capital stock) other than the issuance of shares of Class A Common Stock pursuant to options referred to in clause (c) of the immediately preceding sentence that were outstanding as of the close of business on the day prior to the date hereof. All outstanding shares of capital stock of, or other equity or voting interest in, the Subsidiaries of the Company are owned by the Company or a direct or indirect Wholly-Owned Subsidiary of the Company, free and clear of all liens, charges, encumbrances, claims and options of any nature and no Person has any right to acquire any shares of capital stock of, or other equity or voting interest in, any Subsidiary of the Company.

   5.7.  Litigation.  Except as disclosed in the Company SEC Reports filed prior
         ----------
to January 1, 1998, there are no actions, suits, investigations or proceedings (adjudicatory, rulemaking or otherwise) pending or, to the knowledge of the Company, threatened against the Company or any of its Subsidiaries (or any Employee Plan or Benefit Arrangement), or any property of the Company or any such Subsidiary (including Intellectual Property), before any arbitrator of any kind or in or before or by any Governmental Body, except actions, suits, investigations or proceedings which, individually or in the aggregate, do not and would not (a) have a Material Adverse Effect on the Company or (b) prevent or materially delay the performance of this Agreement by the Company.

   5.8.  Compliance with Other Instruments, Etc.  Neither the Company nor any
         ---------------------------------------
Subsidiary of the Company is in violation of any term of (a) its charter, by-laws, other organizational documents or the Stockholders' Agreement, or (b) any agreement or instrument related to indebtedness for borrowed money or any other agreement to which it is a party or by which it is bound, the consequences of which violation, whether individually or in the aggregate, do or would (i) have a Material Adverse Effect on the Company or (ii) prevent or materially delay the performance of this Agreement by the Company. The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby will not result in any violation of or conflict with, constitute a default under, require any consent, waiver or notice under any term of, or result in the reduction or loss of any benefit or the creation or acceleration of any right or obligation under, (a) the charter, by-laws or other organizational document of the Company (or any of its Subsidiaries) or (b) any agreement, note, bond, mortgage, indenture, contract, lease, Permit or other obligation or right (excluding options, restricted stock, employment contracts and other employee related obligations or rights which are addressed in Section 5.9(f)) to which the Company or any of its Subsidiaries is a party or by which any of the assets or properties of the Company or any of its Subsidiaries is bound, or any instrument or Law, or result in the creation of (or impose any obligation on the Company or any of its Subsidiaries to create) any mortgage, lien, charge, security interest or other encumbrance upon any of the properties or assets of the Company or any of its Subsidiaries pursuant to any such term, except in the case of clause (b) where any of the foregoing, individually or in the aggregate, does not and would not (i) have a Material Adverse Effect on the Company or (ii) prevent or materially delay the performance of this Agreement by the Company.

   5.9.  Employee Benefit Plans.  (a)  The Company Disclosure Statement sets
         ----------------------
forth as of the date hereof a true and complete list of each "employee benefit plan" (as defined in Section 3(3) of ERISA) of the Company and its Subsidiaries in which current or former employees, agents, directors, or independent contractors of the Company or its Subsidiaries ("Employees")
                                                             ---------
participate or pursuant to which the Company or any of its Subsidiaries may have a liability with respect to Employees (each, an "Employee Plan"), and each other
                                                 -------------
plan, program, policy, contract or arrangement of the Company and its Subsidiaries providing for bonuses, pensions, deferred pay, stock or stock related awards, severance pay, salary continuation or similar benefits, hospitalization, medical, dental or disability benefits, life insurance or other employee benefits, or compensation to or for any Employees or any beneficiaries or dependents of any Employees (other than directors' and officers' liability policies), whether or not insured or funded (each, a "Benefit Arrangement").
                                                      -------------------
Except as disclosed on the Company Disclosure Statement, neither the Company nor any of its Subsidiaries has any commitment to establish any additional Employee Plans or Benefit Arrangements or to modify or change any existing Employee Plan or Benefit Arrangement. The Company has made available to Parent with respect to each Employee Plan and Benefit Arrangement: (i) a true and complete copy of all written documents comprising such Employee Plan or Benefit Arrangement (including amendments and individual agreements relating thereto) or, if there is no such written document, an accurate and complete description of such Employee Plan or Benefit Arrangement; (ii) the most recent Form 5500 or Form 5500-C (including all schedules thereto), if applicable; (iii) the most recent financial statements and actuarial reports, if any; (iv) the summary plan description currently in effect and all material modifications thereof, if any; and (v) the most recent Internal Revenue Service determination letter, if any.

   (b) Each Employee Plan and Benefit Arrangement has been established and maintained in accordance with its terms and in compliance with all applicable Laws, including ERISA and the Code (and the prohibited transaction provisions of ERISA and the Code), and all contributions required to be made to the Employee Plans and Benefit Arrangements have been made in a timely fashion, except where such failure to establish, maintain or comply, or to make such contributions, individually or in the aggregate, does not and would not have a Material Adverse Effect on the Company. Each Employee Plan that is intended to be qualified under Section 401(a) of the Code has received a favorable determination letter from the Internal Revenue Service, and, to the knowledge of the Company, no event has occurred which results or would result in a revocation of such letter.

   (c)  No Employee Plan is subject to Title IV of ERISA.

   (d) No Employee Plan is a "multiemployer plan" (as defined in Section 3(37) of ERISA) or a "multiple employer plan" described in Section 4063(a) of ERISA, and the Company has not at any time in the past five years, contributed to or been obligated to contribute to such a multiemployer plan or multiple employer plan.

   (e) Neither the Company nor any ERISA Affiliate has any material Controlled Group Liability, nor do any circumstances exist that could result in any of them having any Controlled Group Liability. "Controlled Group Liability" means any
                                         --------------------------
and all liabilities under (i) Title IV of ERISA, (ii) Section 302 of ERISA,
(iii) Sections 412 and 4971 of the Code, or (iv) the continuation coverage requirements of Sections 601 et seq. of ERISA and section 4980B of the Code.

   (f) None of the execution or delivery of this Agreement, the Voting Agreement, stockholder approval of the Merger by the stockholders of the Company pursuant to the Stockholders Consent or otherwise, or the consummation of the transactions contemplated hereby or thereby (either alone or together with any additional or subsequent events), constitutes an event under any Employee
Plan, Benefit Arrangement, loan to, or individual agreement or contract with, an Employee that may result in any payment (whether of severance pay or otherwise), restriction or limitation upon the assets of any Employee Plan or Benefit Agreement, acceleration of payment or vesting, increase in benefits or compensation, or required funding, with respect to any Employee, or the forgiveness of any loan or other commitment of any Employees.

   (g) There are no actions, suits, arbitrations, inquiries, investigations or other proceedings (other than routine claims for benefits) pending or, to the Company's knowledge, threatened, with respect to any Employee Plan or Benefit Arrangement, except for any of the foregoing that do not and would not have, individually or in the aggregate, a Material Adverse Effect on the Company.

   (h) Except as disclosed on the Company Disclosure Statement, no amounts paid or payable by the Company or any Subsidiary to or with respect to any Employee (including any such amounts that may be payable as a result of the execution and delivery of this Agreement or the Voting Agreement or the consummation of the transactions contemplated hereby or there-

by) will fail to be deductible for United States federal income tax purposes by reason of Section 280G of the Code.

   (i) No Employees and no beneficiaries or dependents of Employees are entitled under any Employee Plan or Benefit Arrangement to post-employment welfare benefits of any kind, including death or medical benefits, other than coverage mandated by Section 4980B of the Code.

   (j) There are no agreements with, or pending petitions for recognition of, a labor union or association as the exclusive bargaining agent for any of the employees of the Company or any of its Subsidiaries; no such petitions have been pending at any time within two years of the date of this Agreement and, to the knowledge of the Company, there has not been any organizing effort by any union or other group seeking to represent any employees of the Company or any of its Subsidiaries as their exclusive bargaining agent at any time within two years of the date of this Agreement. There are no labor strikes, work stoppages or other labor troubles, other than routine grievance matters, now pending, or, to the Company's knowledge, threatened, against the Company or any of its Subsidiaries which have or would have, individually or in the aggregate, a Material Adverse Effect on the Company, and there have not been any such labor strikes, work stoppages or other labor troubles, other than routine grievance matters, with respect to the Company or any of its Subsidiaries at any time within two years of the date of this Agreement.

   5.10.  Taxes.  (a)  The Company and its Subsidiaries have filed all income
          -----
Tax Returns and all material other United States federal, state, county, local and foreign Tax Returns required to be filed by them. The Company and its Subsidiaries have paid all material Taxes due, other than Taxes appropriate reserves for which have been made in the Company's financial statements (and, to the extent material, such reserves have been accurately described to Parent). There are no material assessments or adjustments that have been asserted in writing against the Company or its Subsidiaries for any period for which the Company has not made appropriate reserves in the Company's financial statements included in the Company SEC Reports.

   (b) There are no material claims or assessments pending against the Company or any of its Subsidiaries for any alleged deficiency in any Tax, and the Company has not been notified in writing of any proposed material Tax claims or assessments against the Company or any of its Subsidiaries (other than, in each case, claims or assessments for which adequate reserves in the Company financial statements have been established or which are being contested in good faith or are immaterial in amount).

   (c) There are no liens for Taxes on the assets of the Company or any of its Subsidiaries, except for statutory liens for current Taxes not yet due and payable (and except for liens which do not and would not, individually or in the aggregate, have a Material Adverse Effect on the Company).

   (d)  For purposes of this Agreement, the term "Tax" means any United States
                                                  ---
federal, state, county or local, or foreign or provincial income, gross receipts, property, sales, use, license, excise, franchise, employment, payroll, value added, alternative or added minimum, ad valorem or transfer tax, or any other tax, custom, duty or governmental fee or other like assessment or charge of any kind whatsoever, together with any interest or penalty imposed by any Governmental Body. The term "Tax Return" means a report, return or other
                              ----------
information (including any attached schedules or any amendments to such report, return or other information) required to be supplied to or filed with a Governmental Body with respect to any Tax, including an information return, claim for refund, amended return or declaration or estimated Tax.

   5.11.  Intellectual Property.  The Company and its Subsidiaries own, or have
          ---------------------
the defensible right to use, the Intellectual Property used in their respective businesses, except where the failure to own or have the right to use such Intellectual Property, individually or in the aggregate, does not and would not have a Material Adverse Effect on the Company.

   5.12.  Reports and Financial Statements.  (a)  The Company has filed all
          --------------------------------
reports (including proxy statements) and registration statements required to be filed with the SEC since its initial public offering (collectively, the "Company
                                                                         -------
SEC Reports").  The Company has previously furnished or made available to Parent
-----------
true and complete copies of all the Company SEC Reports filed prior to the date hereof. None of the Company SEC Reports, as of their respective dates, contained any untrue statement of material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circum-stances under which they were made, not misleading. Each of the balance sheets (including the related notes) included in the Company SEC Reports presents fairly, in all material respects, the consolidated financial position of the Company and its Subsidiaries as of the respective dates thereof, and the other related statements (including the related notes) included in the Company SEC Reports present fairly, in all material respects, the results of operations and the changes in financial position of the Company and its Subsidiaries for the respective periods or as of the respective dates set forth therein, all in conformity with generally accepted accounting principles consistently applied during the periods involved, except as otherwise noted therein and subject, in the case of the unaudited interim financial statements, to normal year-end adjustments. All of the Company SEC Reports, as of their respective dates, complied as to form in all material respects with the requirements of the Exchange Act, the Securities Act and the applicable rules and regulations thereunder.

   (b) The Company and its Subsidiaries have not made any misstatements of fact, or omitted to disclose any fact, to any Governmental Body, or taken or failed to take any action, which misstatements or omissions, actions or failures to act, individually or in the aggregate, subject or would subject any Company Permits referred to in Section 5.4 to revocation or failure to renew, except where such revocation or failure to renew, individually or in the aggregate, does not and would not have a Material Adverse Effect on the Company.

   (c) Except (i) as and to the extent disclosed or reserved against on the balance sheet of the Company as of September 30, 1997 included in the Company SEC Reports, or (ii) as incurred after the date thereof in the ordinary course of business consistent with prior practice and not prohibited by this Agreement, the Company does not have any liabilities or obligations of any nature, absolute, accrued, contingent or otherwise and whether due or to become due, that, individually or in the aggregate, have or would have a Material Adverse Effect on the Company.

   5.13.  Absence of Certain Changes or Events.  During the period since
          ------------------------------------
September 30, 1997, except as disclosed in the Company SEC Reports filed prior to January 1, 1998, (a) the business of the Company and its Subsidiaries has been conducted only in the ordinary course, consistent with past practice, except for the execution and delivery of this

Agreement and the consummation of the transactions contemplated hereby, and except as otherwise expressly permitted by this Agreement, (b) neither the Company nor any of its Subsidiaries has taken any action or omitted to take any action, or entered into any contract, agreement, commitment or arrangement to take any action or omit to take any action, which, if taken or omitted after the date hereof, would violate Section 7.1 (other than paragraphs (a), (d), (l) or (p) thereof), and (c) there has not been, and nothing has occurred that would have, a Material Adverse Effect on the Company.

   5.14.  Affiliated Transactions and Certain Other Agreements.  Set forth in
          ----------------------------------------------------
Section 5.14 of the Company Disclosure Statement is an accurate and complete listing, as of the date hereof, of (a) all contracts, leases, agreements or understandings, whether written or oral, that are material to the Company and its Subsidiaries taken as a whole, with or on behalf of any Affiliate of the Company (other than its Wholly-Owned Subsidiaries) or any of the Cable Stockholders or any of their respective Affiliates, to which the Company or any of its Subsidiaries is a party or is otherwise bound, or by which any of their respective properties or assets is subject or bound, (b) all contracts, leases, agreements or understandings, whether written or oral, to which the Company or any of its Subsidiaries is a party or is otherwise bound which contain any restriction or limitation on the ability of the Company or any of its Affiliates (other than the Cable Stockholders and their non-Company Affiliates) to engage in any business anywhere in the world, other than any such contracts, leases, agreements or understandings the loss or breach of which, individually or in the aggregate, does not and would not have a Material Adverse Effect on the Company, and (c) all contracts, leases, agreements or understandings, whether written or oral, giving any Person the right to require the Company to register Shares or to participate in any registration of Shares. The Company has previously provided or made available to Parent true and complete copies of each of the foregoing agreements.

   5.15.  Brokers and Finders.  Except for the fees and expenses payable to
          -------------------
Merrill Lynch, Pierce, Fenner & Smith Incorporated, which fees and expenses are reflected in its agreements with the Company, copies of which have been furnished to Parent, the Company has not employed any investment banker, broker, finder, consultant or intermediary in connection with the transactions contemplated by this Agreement which would be entitled to any investment banking, brokerage, finder's or similar fee or commission in connection with this Agreement or the transactions contemplated hereby.

   5.16.  S-4 Registration Statement and Information Statement/Prospectus.  None
          ---------------------------------------------------------------
of the information supplied or to be supplied by the Company in writing for inclusion or incorporation by reference in the S-4 Registration Statement or the Information Statement/Prospectus will (a) in the case of the S-4 Registration Statement, at the time it becomes effective, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading or (b) in the case of the Information Statement/Prospectus, at the time of the mailing thereof, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. If at any time prior to the Effective Time any event with respect to the Company, its officers and directors or any of its Subsidiaries shall occur which is required to be described in an amendment of, or a supplement to, the Information Statement/Prospectus or the S-4 Registration Statement, the Company shall notify Parent thereof by reference to this Section 5.16 and such event shall be so described. Any such amendment or supplement shall be promptly filed with the SEC and, as and to the extent required by law, disseminated to the stockholders of the Company, and such amendment or supplement shall comply in all material respects with all provisions of applicable Law. The Information Statement/Prospectus will (with respect to the Company) comply as to form in all material respects with the requirements of the Exchange Act.

   5.17.  ACC Agreement.  As of the date hereof, to the knowledge of the
          -------------
Company, ACC is not in breach in any material respect of any of its representations, warranties, covenants or agreements contained in the ACC Agreement. None of the Company or any of its Subsidiaries is in breach in any material respect of any of their respective representations, warranties, covenants or agreements contained in the ACC Agreement.

                                  ARTICLE VI

            REPRESENTATIONS AND WARRANTIES OF PARENT AND MERGER SUB

          Parent and Merger Sub each represents and warrants to the Company that, except as set forth in the Parent Disclosure Statement (each section of which qualifies the correspondingly numbered representation and warranty or covenant as specified therein):

          6.1.  Organization, Etc. of Parent.  Parent is a corporation duly
                ----------------------------
organized, validly existing and in good standing under the laws of the State of New York and has all requisite corporate power and authority to own and operate its properties and to carry on its business as now conducted and proposed by Parent to be conducted. Parent is duly qualified and in good standing in each jurisdiction in which the property owned, leased or operated by it or the nature of the business conducted by it makes such qualification necessary and where the failure to be so qualified or in good standing has or would have, individually or in the aggregate, a Material Adverse Effect on Parent.

          6.2.  Subsidiaries.  Each Subsidiary of Parent (a) is a corporation or
                ------------
other legal entity duly organized, validly existing and (if applicable) in good standing under the laws of the jurisdiction of its organization and has all requisite corporate, partnership or similar power and authority to own its properties and conduct its business and operations as currently conducted, except where the failure to be duly organized, validly existing and in good standing or to have such power and authority does not and would not have, individually or in the aggregate, a Material Adverse Effect on Parent, and (b) is duly qualified and in good standing in each jurisdiction in which the property owned, leased or operated by it or the nature of the business conducted by it makes such qualification necessary, except where the failure to be so qualified or in good standing does not and would not have, individually or in the aggregate, a Material Adverse Effect on Parent.

          6.3.  Agreement.  Each of Parent and Merger Sub has all necessary
                ---------
corporate power and authority to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated hereby. This Agreement and the consummation of the transactions contemplated hereby have been approved by the respective

Boards of Directors of Parent and Merger Sub and by Parent as the sole stockholder of Merger Sub, and have been duly authorized by all other necessary corporate action on the part of Parent or Merger Sub. This Agreement has been duly executed and delivered by a duly authorized officer of Parent and of Merger Sub and constitutes a valid and binding agreement of Parent and Merger Sub, enforceable against Parent and Merger Sub in accordance with its terms. Neither Parent nor Merger Sub, nor any of their respective Subsidiaries was an "interested stockholder" of the Company, as defined for purposes of Section 203 of the DGCL, immediately prior to the approval of the transactions contemplated by this Agreement and the Voting Agreement by the Board of Directors of the Company.

          6.4.  Permits; Compliance.  Each of Parent and its Subsidiaries is in
                -------------------
possession of all Permits from appropriate Governmental Bodies (including the
FCC) necessary for Parent or any of its Subsidiaries to own, lease and operate its properties or to carry on their respective businesses as they are now being conducted (the "Parent Permits"), and all such Parent Permits are valid, and in
                --------------
full force and effect, except where the failure to have, or the suspension or cancellation of, any of the Parent Permits does not and would not, individually or in the aggregate, (a) have a Material Adverse Effect on Parent or (b) prevent or materially delay the performance of this Agreement by Parent or Merger Sub. No suspension or cancellation of any of the Parent Permits is pending or, to the knowledge of Parent, threatened, except where the failure to have, or the suspension or cancellation of, any of the Parent Permits does not and would not, individually or in the aggregate, (x) have a Material Adverse Effect on Parent or (y) prevent or materially delay the performance of this Agreement by Parent or Merger Sub. Neither Parent nor any of its Subsidiaries is in conflict with, or in default or violation of, (i) any Law applicable to Parent or any of its Subsidiaries or by which any property, asset or operation of Parent or any of its Subsidiaries is bound or affected or (ii) any Parent Permits, except for such conflicts, defaults or violations that do not and would not, individually or in the aggregate, (A) have a Material Adverse Effect on Parent or (B) prevent or materially delay the performance of this Agreement by Parent or Merger
Sub.

          6.5.  Capital Stock.  As of the date hereof, the authorized capital
                -------------
stock of Parent consists of (a) 2,000,000,000

Parent Common Shares and (ii) 100,000,000 shares of preferred stock, $1.00 par value per share. All of the outstanding shares of capital stock of Parent are duly authorized, validly issued, fully paid and nonassessable, and no class of capital stock of Parent is entitled to preemptive rights. As of the close of business on January 1, 1998, (i) 1,624,213,505 Parent Common Shares and no shares of Parent preferred stock were issued and outstanding and (ii) 1,269,953 Parent Common Shares were held in the treasury of Parent. Except as disclosed in the Parent SEC Reports, all outstanding shares of capital stock of the Significant Subsidiaries (as defined for purposes of Regulation S-X under the Exchange Act) of Parent are owned by Parent or a direct or indirect Wholly-Owned Subsidiary of Parent, free and clear of all liens, charges, encumbrances, claims and options of any nature. As of the close of business on January 1, 1998, there were outstanding options to acquire no more than 69,000,000 Parent Common Shares.

          6.6.  Parent Common Shares.  The Parent Common Shares to be issued
                --------------------
pursuant to Article IV will, when issued, be duly authorized, validly issued, fully paid and nonassessable and no stockholder of Parent will have any preemptive right of subscription or purchase in respect thereof. The Parent Common Shares to be issued in the Merger will, when issued, be registered under the Securities Act and the Exchange Act and registered or exempt from registration under any applicable state securities laws.

          6.7.  Litigation.  Except as disclosed in the Parent SEC Reports filed
                ----------
prior to January 1, 1998, there are no actions, suits, investigations or proceedings (adjudicatory, rulemaking or otherwise) pending or, to the knowledge of Parent, threatened against Parent or any of its Subsidiaries or any Benefit Plans of Parent or any of its Subsidiaries, or any property of Parent or any such Subsidiary (including Intellectual Property), in any court or before any arbitrator of any kind or in or before or by any Governmental Body, except actions, suits, investigations or proceedings or which, individually or in the aggregate, do not and would not (a) have a Material Adverse Effect on Parent or
(b) prevent or materially delay the performance of this Agreement by Parent or Merger Sub.

          6.8.  Compliance with Other Instruments, Etc.  Neither Parent nor any
                ---------------------------------------
Subsidiary of Parent is in violation of any term of (a) its charter, by-laws or other organizational documents, or (b) any agreement or instrument related to indebtedness for borrowed money or any other agreement to which it is a party or by which it is bound, the consequences of which violation, whether individually or in the aggregate, do or would (i) have a Material Adverse Effect on Parent or (ii) prevent or materially delay the performance of this Agreement by Parent or Merger Sub. The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby will not result in any violation of or conflict with, constitute a default under, require any consent, waiver or notice under any term of, or result in the reduction or loss of any benefit or the creation or acceleration of any obligation under, (a) the charter, by-laws or other organizational document of Parent (or any of its Subsidiaries) or (b) any agreement, note, bond, mortgage, indenture, contract, lease, Permit or other obligation or any instrument to which Parent or any of its Subsidiaries is a party or by which any of the assets or properties of Parent or any of its Subsidiaries is bound or any instrument or Law, or result in the creation of (or impose any obligation on Parent or any of its Subsidiaries to create) any mortgage, lien, charge, security interest or other encumbrance upon any of the properties or assets of Parent or any of its Subsidiaries pursuant to any such term, except in the case of clause (b) where any of the foregoing, individually or in the aggregate, does not and would not (i) have a Material Adverse Effect on Parent or (ii) prevent or materially delay the performance of this Agreement by Parent or Merger Sub.

          6.9.  Taxes.  (a)  Parent and its Subsidiaries have filed all income
                -----
Tax Returns and all material other United States federal, state, county, local and foreign Tax Returns required to be filed by them. Parent and its Subsidiaries have paid all material Taxes due, other than Taxes appropriate reserves for which have been made in Parent's financial statements (and, to the extent material, such reserves have been accurately described to the Company). There are no material assessments or adjustments that have been asserted in writing against Parentor its Subsidiaries for any period for which Parent has not made appropriate reserves in Parent's financial statements included in Parent SEC Reports.

          (b) There are no material claims or assessments pending against Parent or any of its Subsidiaries for any alleged deficiency in any Tax, and Parent has not been notified in writing of any proposed material Tax claims or assessments against Parent or any of its Subsidiaries (other than, in each case, claims or assessments for which adequate reserves in Parent financial statements have been established or which are being contested in good faith or are immaterial in amount).

          (c) There are no liens for Taxes on the assets of Parent or any of its Subsidiaries, except for statutory liens for current Taxes not yet due and payable (and except for liens which do not and would not, individually or in the aggregate, have a Material Adverse Effect on Parent).

          6.10.  Intellectual Property.  Parent and its Subsidiaries own, or
                 ---------------------
have the defensible right to use, the Intellectual Property used in their respective businesses, except where the failure to own or have the right to use such Intellectual Property, individually or in the aggregate, does not and would not have a Material Adverse Effect on Parent.

          6.11.  Reports and Financial Statements.  (a) Parent has filed all
                 --------------------------------
reports (including proxy statements) and registration statements required to be filed with the SEC since January 1, 1996 (collectively, the "Parent SEC
                                                             ----------
Reports"). Parent has previously furnished or made available to the Company true and complete copies of all Parent SEC Reports filed prior to the date hereof. None of the Parent SEC Reports, as of their respective dates, contained any untrue statement of material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. Each of the balance sheets (including the related notes) included in the Parent SEC Reports presents fairly, in all material respects, the consolidated financial position of Parent and its Subsidiaries as of the respective dates thereof, and the other related statements (including the related notes) included in the Parent SEC Reports present fairly, in all material respects, the results of operations and the changes in financial position of Parent and its Subsidiaries for the respective periods or as of the respective dates set forth therein, all in conformity with generally accepted accounting principles consistently applied during the periods involved, except as otherwise noted therein and subject, in the case of the unaudited interim financial statements, to normal year-end adjustments. All of the Parent SEC Reports, as of their respective dates, complied as to form in all material respects with the requirements of the Exchange Act, the Securities Act and the applicable rules and regulations thereunder.

          (b) Parent and its Subsidiaries have not made any misstatements of fact, or omitted to disclose any fact, to any Governmental Body, or taken or failed to take any action, which misstatements or omissions, actions or failures to act, individually or in the aggregate, subject or would subject any Parent Permits referred to in Section 6.4 to revocation or failure to renew, except where such revocation or failure to renew, individually or in the aggregate, does not and would not have a Material Adverse Effect on Parent.

          (c) Except (i) as and to the extent disclosed or reserved against on the balance sheet of Parent as of September 30, 1997 included in the Parent
SEC Reports, or (ii) as incurred after the date thereof in the ordinary course of business consistent with prior practice and not prohibited by this Agreement, Parent does not have any liabilities or obligations of any nature, absolute, accrued, contingent or otherwise and whether due or to become due, that, individually or in the aggregate, have or would have a Material Adverse Effect on Parent.

          (d) During the period since September 30, 1997, except as disclosed in the Parent SEC Reports filed prior to January 1, 1998, there has not been, and nothing has occurred that would have, a Material Adverse Effect on Parent.

          6.12.  Brokers and Finders.  Except for the fees and expenses payable
                 -------------------
to CS First Boston Corporation and Goldman Sachs & Co., which fees and expenses will be paid by Parent, Parent has not employed any investment banker, broker, finder, consultant or intermediary in connection with the transactions contemplated by this Agreement which would be entitled to any investment banking, brokerage, finder's or similar fee or commission in connection with this Agreement or the transactions contemplated hereby.

          6.13.  S-4 Registration Statement and Information
                 ------------------------------------------
Statement/Prospectus. None of the information to be supplied by Parent or Merger Sub in writing for inclusion or incorporation by reference in the S-4 Registration Statement or the Information Statement/Prospectus will (a) in the case of the S-4 Registration Statement, at the time it becomes effective, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading or (b) in the case of the Information Statement/Prospectus, at the time of the mailing thereof, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. If at any time prior to the Effective Time any event with respect to Parent, its officers and directors or any of its Subsidiaries shall occur which is required to be described in an amendment of, or a supplement to, the Information Statement/Prospectus or the S-4 Registration Statement, Parent shall notify the Company thereof by reference to this Section
6.13 and such event shall be so described. Any such amendment or supplement shall be promptly filed with the SEC and, as and to the extent required by law, disseminated to the stockholders of the Company, and such amendment or supplement shall comply in all material respects with all provisions of applicable Law. The S-4 Registration Statement will comply (with respect to Parent and Merger Sub and information provided in writing therefor by Parent or Merger Sub) as to form in all material respects with the provisions of the Securities Act.

          6.14.  Ownership of Merger Sub; No Prior Activities; Assets of Merger
                 --------------------------------------------------------------
Sub.
---

          (a) Merger Sub was formed by Parent solely for the purpose of engaging in the transactions contemplated hereby.

          (b) As of the date hereof and the Effective Time, the capital stock of Merger Sub is and will be owned 100% by Parent directly. Further, there are not as of the date hereof and there will not be at the Effective Time any outstanding or authorized options, warrants, calls, rights, commitments or any other agreements of any character to or by which Merger Sub is a party or may be bound requiring it to issue, transfer, sell, purchase, redeem or acquire any shares of capital stock or any securities or rights convertible into, exchangeable for, or evidencing the right to subscribe for or acquire, any shares of capital stock of Merger Sub.

          (c) As of the date hereof and immediately prior to the Effective Time, except for obligations or liabilities incurred in connection with its incorporation or organization and the transactions contemplated hereby and by the Voting Agreement, Merger Sub has not and will not have incurred, directly or indirectly through any Subsidiary or Affiliate, any obligations or liabilities or engaged in any business or activities of any type or kind whatsoever or entered into any agreements or arrangements with any Person.

          (d) Parent will take all action necessary to ensure that Merger Sub at no time prior to the Effective Time owns any material assets other than an amount of cash necessary to incorporate Merger Sub and to pay the expenses of the Merger attributable to Merger Sub if the Merger is consummated.

          6.15.  Ownership of Company or ACC Stock.  Neither Parent nor any
                 ---------------------------------
Subsidiary of Parent (excluding any employee benefit plan, or related trust, of Parent or its Subsidiaries) owns or, to the knowledge of Parent, has owned within the last two years, any shares of the capital stock of either the Company or ACC. Between the date of this Agreement and the Effective Time, neither Parent nor any Subsidiary of Parent (excluding any employee benefit plan, or related trust, of Parent or its Subsidiaries) will purchase or otherwise acquire any shares of the capital stock of either the Company or ACC (except pursuant to the terms of this Agreement or as provided in the ACC Agreement).


                                  ARTICLE VII

                      ADDITIONAL COVENANTS AND AGREEMENTS

   7.1.  Conduct of Business of the Company.  Except as set forth in Section 7.1
         ----------------------------------
of the Company Disclosure Statement, as expressly permitted by this Agreement, as required by any change in applicable Law, or as otherwise agreed by Parent in writing, during the period from the date of this Agreement to the Effective Time, (i) the Company will, and will cause each of its Subsidiaries to, conduct its operations according to its ordinary course of business consistent with past practice, and (ii) to the extent consistent with the foregoing, the Company will, and will use all reasonable efforts to cause each of its Subsidiaries to, seek to preserve intact its current business organizations, keep available the service of its current officers and employees, and preserve its relationships with customers, suppliers and others having business dealings with it, with the objective that their goodwill and ongoing businesses shall be unimpaired at the Effective Time. Without limiting the generality of the foregoing, from and including the date hereof to the Effective Time, the Company will not, and will not permit any of its Subsidiaries to, without the prior written consent of Parent (except to the extent set forth in Section 7.1 of the Company Disclosure Statement):

   (a) except for (i) Shares issued upon exercise of options or other rights outstanding as of the date hereof under Employee Plans or Benefit Arrangements,
(ii) (A) options to purchase, and awards of, no more than an aggregate of 300,000 Shares, granted in connection with new hires or promotions, directors' retainers, and bonus award programs, in the ordinary course of business consistent with past practice under currently existing Employee Plans or Benefit Arrangements, and (B) options to purchase no more than an aggregate of 700,000 Shares issued pursuant to or in accordance with the terms of the ACC Agreement (which options are included within the aggregate maximum number of Shares issuable pursuant to the ACC Agreement as set forth in Section 5.6), and the issuance of Shares upon the exercise thereof, (iii) Shares issued pursuant to the terms of the ACC Agreement (a copy of which, as in effect on the date hereof, has been provided to Parent), (iv) Shares issued in accordance with the terms of the Company Stock Purchase Plan as in effect on the date hereof, and
(v) shares of Class A Common Stock issued upon conversion of shares of Class B Common Stock outstanding on the date hereof, in accordance with the terms of the Company's Certificate of Incorporation as in effect on the date hereof, issue, deliver, sell, dispose of, pledge or otherwise encumber, or authorize or propose the issuance, sale, disposition or pledge or other encumbrance of (A) any additional shares of its capital stock of any class (including the Shares), or any securities or rights convertible into, exchangeable for, or evidencing the right to subscribe for any shares of its capital stock, or any rights, warrants, options, calls, commitments or any other agreements of any character to purchase or acquire any shares of its capital stock or any securities or rights convertible into, exchangeable for, or evidencing the right to subscribe for, any shares of its capital stock, or (B) any other securities in respect of, in lieu of, or in substitution for, Shares outstanding on the date hereof;

   (b) redeem, purchase or otherwise acquire, or propose to redeem, purchase or otherwise acquire, any of its outstanding securities (including the Shares);

   (c) except for conversions of shares of Class B Common Stock outstanding on the date hereof into shares of Class A Common Stock, in accordance with the terms of the Company's Certificate of Incorporation as in effect on the date hereof, split, combine, subdivide or reclas-sify any shares of its capital stock or declare, set aside for payment or pay any dividend, or make any other actual, constructive or deemed distribution in respect of any shares of its capital stock or otherwise make any payments to stockholders in their capacity as such (other than dividends or distributions paid by any Wholly-Owned Subsidiary of the Company);

   (d) (i) grant any increases in the compensation of any of its directors, officers or employees, except in the ordinary course of business consistent with past practice, (ii) pay or award or agree to pay or award any pension, retirement allowance, or other nonequity incentive awards, or other employee benefit, not required by any of the Employee Plans or Benefit Arrangements to any current or former director, officer or employees, whether past or present, or to any other Person, except for payments or awards that are in the ordinary course of business, consistent with past practice, and that are not material,
(iii) pay or award or agree to pay or award any stock option or equity incentive awards except as expressly permitted by Section 7.1(a), (iv) enter into any new or amend any existing employment agreement with any director, officer or employee, except for employment agreements with new employees entered into in the ordinary course of business consistent with past practice and except for amendments in the ordinary course of business, consistent with past practice, that do not materially increase benefits or payments, (v) enter into any new or amend any existing severance agreement with any current or former director, officer or employee, except for agreements or amendments in the ordinary course of business, consistent with past practice, that do not provide for material benefits, or (vi) become obligated under any new Employee Plan or Benefit Arrangement, which was not in existence on the date here-of, or amend or exercise discretion pursuant to any such Employee Plan or Benefit Arrangement in existence on the date hereof, except for any such amendment or exercise of discretion in the ordinary course of business, consistent with past practice, that does not provide for material benefits;

   (e) adopt a plan of complete or partial liquidation, dissolution, merger, consolidation, restructuring, recapitalization or other reorganization of the Company or any of its Subsidiaries not constituting an inactive Subsidiary (other than the Merger, and other than (i) with respect to any Subsidiary of the Company such of the foregoing as do not change the beneficial ownership interest of the Company in such Subsidiary and (ii) with respect to the Company, any such merger, consolidation, restructuring, recapitalization or other reorganization that is used to effect an acquisition permitted pursuant to Section 7.1(f) and which does not result in a change of control of the Company or change the Shares into a different number or kind of securities);

   (f) make any acquisition, by means of merger, consolidation or otherwise, of (i) any direct or indirect ownership interest in or assets comprising any business enterprise or operation or (ii) except in the ordinary course and consistent with past practice, any other assets; provided, however, that the
                                                 --------  -------
Company may make such acquisitions for cash in an amount not to exceed $10 million in the case of any single acquisition or $100 million for all such acquisitions in the aggregate; provided further that such acquisitions do not
                               -------- -------
and would not prevent or materially delay the consummation of the Merger; and

provided further that the foregoing shall not prevent the Company from exploring
-------- -------
on a preliminary basis and conducting diligence investigations (including having discussions with any potential acquisition target) with respect to any potential acquisition that would require Parent's consent hereunder, for the purpose of determining the desirability of such potential acquisition and developing the basis on which to seek Parent's consent, so long as the Company does not submit any formal proposal or indication of interest to such acquisition target, or make any binding commitments with respect to such potential acquisition, without obtaining Parent's consent;

   (g) (i) dispose of any direct or indirect ownership interest in any CLEC system or in any other local services or access system (including any shares of capital stock of any Subsidiary holding any such interest) or any controlling interest in any other material business enterprise or operation, (ii) make any other disposition of any other direct or indirect ownership interest in or assets comprising any CLEC system or any other local service or access system or other material business enterprise or operation (except for the replacement or upgrade of assets, or disposition of unnecessary assets, in the ordinary course and consistent with past practice), or (iii) except in the ordinary course and consistent with past practice, dispose of any other assets;

   (h) adopt any amendments to its Certificate of Incorporation or By-Laws or alter through merger, liquidation, reorganization, restructuring or in any other fashion the corporate structure or ownership of any Subsidiary not constituting an inactive Subsidiary of the Company;

   (i) incur any indebtedness for borrowed money or guarantee any indebtedness of any other Person or make any loans, advances or capital contributions to, or investments in, any other Person (other than to the Company or any Wholly-Owned Subsidiary of the Company), except that if the Company shall have complied with the provisions of Section 7.14 hereof with respect thereto, the Company may incur additional indebtedness after the date hereof, under existing credit facilities (or any renewals thereof) or in the high yield debt market, resulting in aggregate net proceeds to the Company from such additional indebtedness not exceeding $350 million;

   (j) engage in the conduct of any business other than telecommunications and related businesses;

   (k) enter into any agreement or exercise any discretion providing for acceleration of payment or performance as a result of a change of control of the Company or its Subsidiaries;

   (l) enter into any contracts, arrangements or understandings requiring in the aggregate the purchase of equipment, materials, supplies or services in excess of $35 million more than the amounts set forth for capital expenditures in the Company's 1998 operating plan approved by the Company's Board of Directors prior to the date hereof, a copy of which has been provided by the Company to Parent;

   (m) enter into or amend or waive any right under any agreement with any Affiliates of the Company (other than its Subsidiaries) or with any Cable Stockholder or any Affiliate of any Cable Stockholder, other than any of the foregoing as may be done in the ordinary course of business and that is not material, individually or in the aggregate, to the Company and its Subsidiaries;

   (n) settle or compromise any material litigation or waive, release or assign any material rights or claims, except in the ordinary course of business consistent with past practice;

   (o) amend, modify, supplement, or waive any right or condition under, the ACC Agreement or consent to ACC doing any of the foregoing under the US Wats Agreement, except, in either case, for amendments, modifications, supplements or waivers which are not adverse to Parent or the Company in any material respect and which in any event do not (i) increase the consideration payable per share or in the aggregate to shareholders of ACC under the ACC Agreement or US Wats under the US Wats Agreement, (ii) otherwise increase the maximum aggregate number of Shares that may be issuable under the ACC Agreement, or (iii) extend the "drop-dead" date under either such agreement beyond November 26, 1998; or

   (p) authorize, recommend or propose (other than to Parent), or announce an intention to do any of the foregoing, or enter into any contract, agreement, commitment or arrangement to do any of the foregoing.

   7.2.  Other Transactions.  Prior to the Effective Time, the Company and its
         ------------------
Subsidiaries shall not, and shall use all reasonable efforts to cause their respective officers, employees, representatives, agents and Affiliates not to, directly or indirectly, encourage, solicit or engage in discussions or negotiations with any third party (other than Parent) concerning any merger, consolidation, share exchange or similar transaction involving the Company or any of its Subsidiaries, or any purchase of all or a significant portion of the assets of or equity interest in the Company or any of its Subsidiaries, or any other transaction that would involve the transfer or potential transfer of control of the Company or any of its Subsidiaries (an "Acquisition Proposal"),
                                                       --------------------
or provide any confidential information relating to the Company or any of its Subsidiaries in connection with or in contemplation of an Acquisition Proposal, other than the transactions contemplated hereby. The Company shall immediately request that any Person that has received any confidential information involving the Company or any of its Subsidiaries in connection with an Acquisition Proposal return all copies thereof to the Company, and the Company and its Subsidiaries shall, and shall use all reasonable efforts to cause their respective officers, employees, representatives, agents and Affiliates to, terminate all discussions or negotiations with any Person with respect to any Acquisition Proposal. The Company will notify Parent promptly of any written inquiries or proposals with respect to any such transaction that are received by, or any such negotiations or discussions that are sought to be initiated with, the Company or any of its Subsidiaries after the date hereof, will advise Parent of the identity of any Person making any such Acquisition Proposal and of the material terms thereof, and shall keep Parent apprised with respect to all material matters relating thereto. Nothing contained in this Agreement shall prohibit or restrict the Company's Board of Directors from taking and disclosing to the Company's stockholders a position in accordance with Rules 14d-9 and 14e-2 under the Exchange Act with respect to a tender offer or an exchange offer for Shares commenced by a third party, provided that Parent shall be given reasonable
                            --------
advance notice thereof, and provided, further, that nothing in this Agreement
                            --------  -------
shall be deemed to relieve the Cable Stockholders from their obligations under the Voting Agreement.

   7.3.  Stockholder Approval.  (a)  Pursuant to the Voting Agreement, each of
         --------------------
the Cable Stockholders has agreed to execute, or cause to be executed, immediately following execution and delivery of this Agreement a written consent with respect to all Shares owned by it or which it has the right to vote or consent in favor of approval and adoption of the Merger and this Agreement (the "Stockholders Consent"). Notwithstanding the foregoing, if Parent so requests,
 --------------------
the Company will take all action necessary in accordance with applicable law and its Certificate of Incorporation and By-Laws to convene a meeting of its stockholders to consider and vote upon the approval and adoption of this Agreement and the transactions contemplated hereby, and to submit this Agreement to the stockholders of the Company for their approval, or to solicit a further written consent, in lieu of a stockholders' meeting, of its stockholders approving and adopting this Agreement and the transactions contemplated hereby, and the Company and its Board of Directors shall take all lawful reasonable action to solicit, and use all reasonable efforts to obtain, such approval.

   (b) Notwithstanding the provisions of Section 7.3(a), after the adoption of this Agreement by the stockholders of the Company, without the affirmative approval, by vote or written consent, of the holders of Shares representing a majority of the votes that may be cast by the holders of all then outstanding Shares, the Company will not (i) enter into any amendment to this Agreement that would alter or change any of the terms and conditions of this Agreement if such alteration or change would adversely affect the holders of Shares, (ii) waive any condition set forth in Section 8.1 or Section 8.3 if such waiver would materially adversely affect the holders of Shares or (iii) consummate the Merger after a time at which the Company would be entitled to terminate the Agreement pursuant to Section 9.2(a) (without regard to any amendment of such Section not approved pursuant to this Section 7.3(b)).

   (c) Parent, as the sole stockholder of Merger Sub, hereby consents to the adoption of this Agreement by Merger Sub and agrees that such consent shall be treated for all purposes as a vote duly adopted at a meeting of the stockholders of Merger Sub held for this purpose.

   7.4.  Registration Statement.  Parent will, as promptly as practicable,
         ----------------------
prepare and file with the SEC a registration statement on Form S-4 (the "S-4
                                                                         ---
Registration Statement"), containing an information statement/prospectus, in
----------------------
connection with the registration under the Securities Act of the Parent Common Shares issuable upon conversion of the Shares and the other transactions contemplated hereby. The Company will, as promptly as practicable, prepare and file with the SEC an information statement that will be the same information statement/prospectus contained in the S-4 Registration Statement (such information statement/prospectus together with any amendments thereof or supplements thereto, in the form or forms mailed to the Company's stockholders, "Information Statement/Prospectus"). Parent and the Company will use all
 --------------------------------
reasonable efforts to have or cause the S-4 Registration Statement to be declared effective as promptly as practicable, and also will take any other action reasonably required to be taken under federal or state securities laws, and the Company will use all reasonable efforts to cause the Information Statement/Prospectus to be mailed to stockholders of the Company at the earliest practicable date. If, pursuant to Section 7.3, Parent requests a meeting of the stockholders of the Company, then the S-4 Registration Statement shall include a proxy statement/prospectus meeting the requirements of the Exchange Act and all references herein to the Information

Statement/Prospectus shall be deemed to refer to such proxy statement/prospectus. Each party hereto agrees to cooperate reasonably with each other party in connection with the preparation and filing of the S-4 Registration Statement and Information Statement/Prospectus, and of the registration statement and the proxy statement/prospectus to be used in connection with the ACC Agreement, including providing information to the other party with respect to itself as may be reasonably required in connection therewith.

   7.5.  Reasonable Efforts.  (a)  Subject to Section 7.5(c), the Company and
         ------------------
Parent shall, and shall use all reasonable efforts to cause their respective Subsidiaries, as applicable, to: (i) promptly make all filings and seek to obtain all Authorizations required under all applicable Laws with respect to the Merger and the other transactions contemplated hereby and will reasonably consult and cooperate with each other with respect thereto; (ii) not take any action (including effecting or agreeing to effect or announcing an intention or proposal to effect, any acquisition, business combination or other transaction) which would impair the ability of the parties to consummate the Merger (regardless of whether such action would otherwise be permitted or not prohibited hereunder); and (iii) use all reasonable efforts to promptly take, or cause to be taken, all other actions and do, or cause to be done, all other things necessary, proper or appropriate to satisfy the conditions set forth in
Article VIII (unless waived) and to consummate and make effective the transactions contemplated by this Agreement on the terms and conditions set forth herein (including seeking to remove promptly any injunction or other legal barrier that may prevent such consummation); provided, however, that nothing in
                                             --------  -------
this sentence shall prohibit the Company from effecting the transactions contemplated by the ACC Agreement in accordance with its terms. Each party shall promptly notify the other party of any communication to that party from any Governmental Body in connection with any required filing with, or approval or review by, such Governmental Body in connection with the Merger and permit the other party to review in advance any proposed communication to any Governmental Body in such connection to the extent permitted by applicable law. Notwithstanding the foregoing, in connection with any filing or submission required or action to be taken by either the Company or Parent or any of their respective Subsidiaries to effect the Merger and to consummate the other transactions contemplated hereby, (A) neither the Company nor any of its

Subsidiaries shall, without Parent's prior written consent, commit to any divestiture or hold separate or similar transaction and each of the Company and its Subsidiaries shall commit to, and shall use reasonable efforts to effect, such thereof (which may, at the Company's option, be conditioned upon and effective as of the Effective Time) as Parent shall request, and (B) neither Parent nor any of its Subsidiaries shall be required to divest or hold separate or otherwise take (or refrain from taking) or commit to take (or refrain from taking) any action that limits its freedom of action with respect to, or its ability to retain, the Company or any of its Subsidiaries or any material portion of the assets of the Company and its Subsidiaries, or any of the business, product lines or assets of Parent or any of its Subsidiaries, if any of the foregoing, individually or in the aggregate, would have a Material Adverse Effect on the Company (or an effect on Parent and its Subsidiaries that, were such effect applied to the Company and its Subsidiaries, would constitute a Material Adverse Effect on the Company).

   (b)  The Company and its Subsidiaries shall use their reasonable best efforts
(i) not to take any action (regardless of whether such action would otherwise be permitted or not prohibited hereunder) that, to the Company's knowledge based on consultation with its independent accountants (which consultation shall be required before the Company may use its lack of knowledge as a defense), prevents or would prevent Parent from accounting for the Merger as a pooling of interests and (ii) to take any action necessary to cure any action previously taken by or any condition relating to the Company or any of its Subsidiaries that, to the Company's knowledge based on consultation with its independent accountants (which consultation shall be required before the Company may use its lack of knowledge as a defense), prevents or would prevent Parent from accounting for the Merger as a pooling of interests, in each case unless Parent shall have irrevocably and unconditionally waived in writing the condition set forth in Section 8.2(e).

   (c) Notwithstanding anything to the contrary in this Agreement, nothing in this Agreement shall prevent or restrict Parent and its Subsidiaries from engaging in any merger, acquisition, business combination or other transaction (whether or not Parent is the surviving corporation); provided that such merger,
                                                      --------
acquisition, business combination or other transaction would not (i) prevent, or delay beyond March 31, 1999, the ability of Parent to consummate the Merger or
(ii)
cause the Merger, or the merger contemplated by the ACC Agreement, to fail to qualify as a tax-free reorganization.

   7.6.  Access to Information.  Subject to currently existing contractual and
         ---------------------
legal restrictions applicable to the Company (which the Company represents and warrants are not material), and upon reasonable notice, the Company shall (and shall cause each of its Subsidiaries to) afford to officers, employees, counsel, accountants and other authorized representatives of Parent ("Parent
                                                             ------
Representatives") reasonable access, during normal business hours throughout the
---------------
period prior to the Effective Time, to its properties, books and records (including, subject to execution of appropriate access letters, the work papers of independent accountants), such access not to unreasonably interfere with the Company's business or operations, and, during such period, shall (and shall cause each of its Subsidiaries to) furnish promptly to such Parent Representatives all information concerning its business, properties and personnel as may reasonably be requested, provided that no investigation pursuant to this Section 7.6 shall affect or be deemed to modify any of the respective representations or warranties made by the Company. Parent agrees that it will not, and will cause the Parent Representatives not to, use any information obtained pursuant to this Section 7.6 for any purpose unrelated to the consummation of the transactions contemplated by this Agreement. Subject to the requirements of law, Parent will keep confidential, and will cause the Parent Representatives to keep confidential, all information and documents obtained pursuant to this Section 7.6 except as otherwise consented to by the Company; provided, however, that Parent shall not be precluded from making any
         --------  -------
disclosure which it deems required by law in connection with the Merger. In the event Parent is required to disclose any information or documents pursuant to the immediately preceding sentence, Parent shall promptly give prior written notice of such disclosure that is proposed to be made to the Company so that Parent and the Company can work together to limit the disclosure to the greatest extent possible and, in the event that Parent is legally compelled to disclose any information, to seek a protective order or other appropriate remedy or both. Upon any termination of this Agreement, Parent will collect and deliver to the Company all documents obtained pursuant to this Section 7.6 or otherwise from the Company or its Subsidiaries by Parent or the Parent Representatives then in their possession and any copies thereof. All requests for access to the Company and their

Subsidiaries pursuant to this Section 7.6 shall be made through the representatives of the Company named in Section 7.6 of the Company Disclosure Statement.

   7.7.  Indemnification of Directors and Officers. (a) From and after the
         -----------------------------------------
Effective Time, Parent and the Surviving Corporation shall jointly and severally indemnify, defend and hold harmless the present and former officers, directors and employees of the Company and any of its Subsidiaries, and any Person who is or was serving at the request of the Company as an officer, director or employee or agent of another Person, against all losses, expenses, claims, damages or liabilities arising out of actions or omissions occurring on or prior to the Effective Time (including the transactions contemplated by this Agreement) to the fullest extent permitted under applicable Law (and shall also, subject to
Section 7.7(b), advance expenses as incurred to the fullest extent permitted under applicable Law, provided that the Person to whom expenses are advanced
                      --------
provides an undertaking to repay such advances if it is ultimately determined that such Person is not entitled to indemnification); provided, however, that
                                                      --------  -------
such indemnification shall be provided only to the extent any directors' and officers' liability insurance policy of the Company or its Subsidiaries does not provide coverage and actual payment thereunder with respect to the matters that would otherwise be subject to indemnification hereunder (it being understood that the Surviving Corporation shall, subject to Section 7.7(b), advance expenses on a current basis as provided in this paragraph (a) notwithstanding such insurance coverage to the extent that payments thereunder have not yet been made, in which case Parent or the Surviving Corporation, as the case may be, shall be entitled to repayment of such advances from the proceeds of such insurance coverage). Parent and Merger Sub agree that all rights to indemnification, including provisions relating to advances of expenses incurred in defense of any action, suit or proceeding, whether civil, criminal, administrative or investigative (each, a "Claim"), existing in favor of the
                                          -----
present or former directors, officers, employees, fiduciaries and agents of the Company or any of its Subsidiaries, and any Person who is or was serving at the request of the Company as an officer, director or employee or agent of another Person (collectively, the "Indemnified Parties") as provided in the Company's
                           -------------------
Certificate of Incorporation or By-Laws or pursuant to other agreements, or certificates of incorporation or by-laws or similar documents of any of the Company's Subsidiaries, as in effect as of the date hereof, with respect to matters occurring through the Effective Time, shall survive the

Merger and shall continue in full force and effect for a period of not less than six years from the Effective Time; provided, however, that all rights to
                                   --------  -------
indemnification in respect of any Claim asserted, made or commenced within such period shall continue until the final disposition of such Claim. The Surviving Corporation shall maintain in effect for not less than six years after the Effective Time the current policies of directors' and officers' liability insurance maintained by the Company and the Company's Subsidiaries with respect to matters occurring prior to the Effective Time; provided, however, that (i)
                                                  --------  -------
the Surviving Corporation may substitute therefor policies of at least the same coverage containing terms and conditions which are no less advantageous to the Indemnified Parties with an insurance company or companies, the claims paying ability of which is substantially equivalent to the claims paying ability of the insurance company or companies providing such insurance coverage for directors and officers of Parent and (ii) the Surviving Corporation shall not be required to pay an annual premium for such insurance in excess of three times the last annual premium paid prior to the date hereof, but in such case shall purchase as much coverage as possible for such amount.

   (b) In the event that any Claim relating hereto or to the transactions contemplated by this Agreement is commenced, before the Effective Time, the parties hereto agree to cooperate and use their respective reasonable efforts to vigorously defend against and respond thereto. Any Indemnified Party wishing to claim indemnification under paragraph (a) of Section 7.7, upon learning of any such claim, action, suit, proceeding or investigation, shall promptly notify Parent thereof, whereupon Parent or the Surviving Corporation shall have the right, from and after the Effective Time, to assume and control the defense thereof, and upon such assumption, the Surviving Corporation shall not be liable to such Indemnified Parties for any legal expenses of other counsel or any other expenses subsequently incurred by such Indemnified Parties in connection with the defense thereof. The Surviving Corporation shall not be liable for any settlement effected without its prior written consent.

   (c) This Section 7.7 is intended to benefit the Indemnified Parties and shall be binding on all successors and assigns of Parent, Merger Sub and the Surviving Corporation.

   7.8.  Registration and Listing of Parent Common Shares.  (a)  Parent will use
         ------------------------------------------------
all reasonable efforts to register the Parent Common Shares to be issued pursuant to this Agreement, and upon exercise of stock options granted to employees of the Company and its Subsidiaries, under the applicable provisions of the Securities Act and, if required, under any applicable state securities laws.

   (b) Parent will use all reasonable efforts to cause the Parent Common Shares to be issued pursuant to this Agreement and upon exercise of stock options granted to employees of the Company and its Subsidiaries, to be listed for trading on the NYSE.

   7.9.  Affiliates of Parent and the Company. Concurrently with the execution
         ------------------------------------
of this Agreement, each of the directors of the Company has executed an agreement to the effect set forth in this Section 7.9. Prior to the Effective Time, the Company shall deliver to Parent a letter identifying all other Persons who, to the Company's knowledge, at the time of the execution and delivery of the Stockholders Consent or at the Effective Time, may be deemed to be "affiliates" of the Company for purposes of Rule 145 under the Securities Act or who may otherwise be deemed to be Affiliates of the Company (the "Rule 145
                                                                  --------
Affiliates").  The Company shall use all reasonable efforts to cause each Person
----------
who is identified as a Rule 145 Affiliate in such list to deliver to Parent on or prior to the 30th day prior to the Effective Time, a written agreement, in the form attached hereto as Exhibit A, that such Rule 145 Affiliate will not (a) sell, pledge, transfer or otherwise dispose of any Parent Common Shares issued to such Rule 145 Affiliate pursuant to the Merger, except pursuant to an effective registration statement or in compliance with Rule 145 under the Securities Act or an exemption from the registration requirements of the Securities Act, or (b) sell, pledge, transfer or otherwise dispose of, or hedge or otherwise reduce its risk with respect to, any Shares or any Parent Common Shares, in each case from the 30th day prior to the Effective Time to the time that results covering at least 30 days of combined operations of the Company and Parent have been published by Parent in the form of a quarterly earnings report, an effective registration statement filed with the SEC, a report to the SEC on Form 10-K, 10-Q or 8-K, or any other public filing or announcement which includes the combined results of operations.

   7.10.  Tax Matters.  Each of the parties shall use all reasonable efforts to
          -----------
cause each of (i) the Merger and

(ii) the merger contemplated by the ACC Agreement to constitute a tax-free "reorganization" under Section 368(a) of the Code. None of the parties will knowingly take any action, and none of the parties will permit any of its Subsidiaries or Affiliates knowingly to take any action, that would cause either
(i) the Merger or (ii) the merger contemplated by the ACC Agreement to fail to qualify as tax-free reorganizations under Section 368(a) of the Code. Each of the parties shall use all reasonable efforts to permit Wachtell, Lipton, Rosen & Katz and Dow, Lohnes & Albertson, PLLC to issue their opinions provided in Sections 8.2(d) and 8.3(d), respectively, and to permit Dow, Lohnes & Albertson, PLLC to issue its opinion pursuant to Section 6.3.7 of the ACC Agreement as in effect on the date hereof. If so requested by Wachtell, Lipton, Rosen & Katz or Dow, Lohnes & Albertson, PLLC, the Company shall deliver to each such counsel a certificate signed by an officer of the Company to the effect that, except to the extent set forth and identified in such certificate, to the knowledge of the Company, there is no plan or intention by the stockholders of the Company who own 5% or more of the issued and outstanding Shares, and, to the knowledge of the Company, there is no present plan or intention on the part of the remaining stockholders of the Company to sell, exchange, or otherwise dispose of Parent Common Shares received in the Merger (it being understood that Shares exchanged for cash in lieu of fractional Parent Common Shares and Shares and Parent Common Shares held by stockholders of the Company and otherwise sold, redeemed or disposed of prior or subsequent to the Merger will be considered in making this representation). Each party agrees to report the Merger on all tax returns and other filings as a tax-free reorganization under Section 368(a) of the Code.

   7.11.  New York Real Property Transfer Tax.  Any liability arising out of New
          -----------------------------------
York State and/or New York City Real Property Transfer Taxes, with respect to interests in real property owned, directly or indirectly, by the Company immediately prior to the Merger, if applicable and due with respect to the Merger, shall be borne by the Company and expressly shall not be a liability of the stockholders of the Company.

   7.12.  Employee Matters.  As soon as practicable following the Closing (using
          ----------------
reasonable best efforts to accomplish the transition by the later of January 1, 1999 or 90 days after Closing), all employees of the Company and its

Subsidiaries who remain employed by the Company or its Subsidiaries (or who become employed by Parent or its Subsidiaries) immediately after the Closing ("Company Employees"), and their dependents and beneficiaries if applicable, shall be eligible to participate in the employee benefit and compensation arrangements, plans, programs and practices of the Parent generally applicable to other similarly situated employees of the Parent (the "Parent Plans"). Company Employees shall be credited with all service with the Company and its Subsidiaries and their predecessors prior to the Closing for purposes of determining eligibility to participate, vesting and benefit accrual (to the extent applicable) in the Parent Plans, but not for (i) purposes of benefit accruals under any of the Parent's defined benefit pension plans, or the schedule of benefits under Parent's severance pay and short-term disability plans and programs, (ii) eligibility to receive post-retirement ancillary benefits (consisting at this time of medical, dental, death and telephone concession benefits) or (iii) calculating Parent service for purposes of "bridging" prior Parent service under Parent Plans. In the event any Company Employee's employment with Parent or its Subsidiaries is involuntarily terminated (other than for cause) prior to the first anniversary of the Closing, such Company Employee shall receive a severance benefit calculated in accordance with the schedule of benefits set forth in Section 7.12 of the Company Disclosure Statement, taking into account all years of such Company Employee's service, including service with the Company or its Subsidiaries and their predecessors prior to the Closing. Thereafter, Company Employees who remain employed by Parent or its Subsidiaries shall be eligible to participate in the applicable Parent severance pay plan, and benefits payable under the terms of such plan shall be based on such Company Employee's actual service with Parent or its Subsidiaries from and after Closing.

   7.13.  Certain Covenants of Parent.  Except as otherwise permitted in this
          ---------------------------
Agreement, prior to the Effective Time Parent will not, without the prior written consent of the Company, adopt a plan of complete or partial liquidation or dissolution, or authorize, recommend, propose or announce an intention to do so or enter into any contract, agreement, commitment or arrangement to do so.

   7.14.  Right of First Offer.  Whenever the Company or any of its Subsidiaries
          --------------------
intends to incur any indebtedness for borrowed money as permitted pursuant to
Section 7.1(i) hereof, the Company shall notify Parent in writing of the expected terms, conditions, amount, uses, lenders or other alternative financing sources and other material provisions thereof (the "Proposed Financing") and shall provide Parent with the opportunity to provide all of the Proposed Financing on the same terms and conditions. Parent shall notify the Company of its determination to provide all of the Proposed Financing on such terms and conditions within seven business days of receipt of such notice from the Company. If Parent so elects to provide all of the Proposed Financing, the Company shall not enter into any alternative financing arrangements with respect thereto. If Parent does not elect to provide all of the Proposed Financing, the Company and its Subsidiaries may enter into the Proposed Financing with any Person other than Parent on terms and conditions no less favorable in any material respect to the Company and its Subsidiaries than those offered to Parent pursuant to this Section 7.14. Nothing in this Section 7.14 shall require Parent to accept any offer or to provide any Proposed Financing to the Company.


                                 ARTICLE VIII

                                  CONDITIONS

   8.1.  Conditions to Each Party's Obligations.  The respective obligations of
         --------------------------------------
each party to consummate the transactions contemplated by this Agreement are subject to the fulfillment at or prior to the Effective Time of each of the following conditions, any or all of which may be waived in whole or in part by the party being benefitted thereby, to the extent permitted by applicable Law:

   (a)  Stockholder Approval.  This Agreement and the transactions contemplated
        --------------------
hereby shall have been duly approved and adopted or ratified by the requisite holders of Shares in accordance with applicable Law and the Certificate of Incorporation and By-Laws of the Company and the provisions of Section 7.3(b) hereof (it being agreed that the condition set forth in this Section 8.1(a) shall not be waived by the parties);

   (b)  HSR Act; FCC.  Any waiting period applicable to the Merger under the HSR
        ------------
Act shall have expired or early termination thereof shall have been granted, and the FCC Consent shall have been granted, in each case without limitation, restriction or condition that has or would have a Material Adverse Effect on the Company (or an effect on Parent and its Subsidiaries that, were such effect applied to the Company and its Subsidiaries, would constitute a Material Adverse Effect on the Company).

   (c)  No Injunction.  There shall not be in effect any judgment, writ, order,
        -------------
injunction or decree of any court or Governmental Body of competent jurisdiction, restraining, enjoining or otherwise preventing consummation of the transactions contemplated by this Agreement or permitting such consummation only subject to any condition or restriction that has or would have a Material Adverse Effect on the Company (or an effect on Parent and its Subsidiaries that, were such effect applied to the Company and its Subsidiaries, would constitute a Material Adverse Effect on the Company).

   (d)  Registration Statement.  The S-4 Registration Statement shall have been
        ----------------------
declared effective and shall be effective at the Effective Time, and no stop order suspending effectiveness shall have been issued, no action, suit, proceeding or investigation by the SEC to suspend the effectiveness thereof shall have been initiated and be continuing, and all necessary approvals under state securities laws or the Securities Act or Exchange Act relating to the issuance or trading of the Parent Common Shares shall have been received.

   (e)  Listing of Parent Common Shares on NYSE.  The Parent Common Shares
        ---------------------------------------
required to be issued hereunder shall have been approved for listing on the NYSE, subject only to official notice of issuance.

   (f) Information Statement.  At least twenty business days shall have elapsed
       ---------------------
from the mailing of the Information Statement/Prospectus to the stockholders of the Company.

   8.2.  Conditions to Obligations of Parent and Merger Sub.  The respective
         --------------------------------------------------
obligations of Parent and Merger Sub to consummate the transactions contemplated by this Agreement are subject to the fulfillment at or prior to the Effective Time of each of the following additional conditions, any or all of which may be waived in whole or part by Parent and Merger Sub, as the case may be, to the extent permitted by applicable Law:

   (a)  Representations and Warranties True.  The representations and
        -----------------------------------
warranties of the Company contained
herein or otherwise required to be made after the date hereof in a writing expressly referred to herein by or on behalf of the Company pursuant to this Agreement, to the extent qualified by materiality or Material Adverse Effect, shall have been true and, to the extent not qualified by materiality or Material Adverse Effect, shall have been true in all material respects, in each case when made and on and as of the Closing Date as though made on and as of the Closing Date (except for representations and warranties made as of a specified date, which need be true, or true in all material respects, as the case may be, only as of the specified date).

   (b)  Performance.  The Company shall have performed or complied in all
        -----------
material respects with all agreements and conditions contained herein required to be performed or complied with by it prior to or at the time of the Closing.

   (c)  Compliance Certificate.  The Company shall have delivered to Parent a
        ----------------------
certificate, dated the date of the Closing, signed by the President or any Vice President of the Company (but without personal liability thereto), certifying as to the fulfillment of the conditions specified in Sections 8.2(a) and 8.2(b).

   (d)  Tax Opinion.  Parent shall have received an opinion of Wachtell, Lipton,
        -----------
Rosen & Katz, dated the Effective Time, to the effect that (i) the Merger will be treated for federal income tax purposes as a reorganization within the meaning of Section 368(a) of the Code; (ii) each of Parent, Merger Sub and the Company will be a party to the reorganization within the meaning of Section 368(b) of the Code; (iii) no gain or loss will be recognized by the Company, Parent or Merger Sub as a result of the Merger; and (iv) no gain or loss will be recognized by a stockholder of the Company as a result of the Merger with respect to the Shares converted solely into Parent Common Shares. In rendering such opinion, Wachtell, Lipton, Rosen & Katz may receive and rely upon representations contained in certificates of the Company, Parent, Merger Sub, the Cable Stockholders and others, in each case in form and substance reasonably acceptable to Wachtell, Lipton, Rosen & Katz.

   (e)  Pooling Covenant.  The Company and its Subsidiaries shall have complied
        ----------------
with the covenant contained in Secion 7.5(b) hereof.

   (f)  Other Authorizations.  All Authorizations (other than those specified in
        --------------------
Section 8.1(b) hereof) required in connection with the execution and delivery of this Agreement and the performance of the obligations hereunder shall have been made or obtained, without any limitation, restriction or condition that has or would have a Material Adverse Effect on the Company (or an effect on Parent and its Subsidiaries that, were such effect applied to the Company and its Subsidiaries, would constitute a Material Adverse Effect on the Company), except for such Authorizations the failure of which to have been made or obtained does not and would not, individually or in the aggregate, have a Material Adverse Effect on the Company (or an effect on Parent and its Subsidiaries that, were such effect applied to the Company and its Subsidiaries, would constitute a Material Adverse Effect on the Company).

   (g)  Employment Agreements.  Each of the employment agreements between the
        ---------------------
Company and each employee of the Company identified in Exhibit B hereto (which employment agreements are being executed concurrently with the execution of this Agreement) shall be in full force and effect, and each such employee shall be employed thereunder, unless the failure of such employee to be employed thereunder results from the death or disability of such employee.

   (h)  Consents Under Facilities Agreements.  All required authorizations,
        ------------------------------------
consents or approvals of any third parties (other than a Governmental Body) with respect to any contracts, leases, agreements or understandings between the Company and/or any of its Subsidiaries, on the one hand, and any other Person, on the other, relating to the use of or access to the facilities of such Person for the purpose of providing telecommunications services, the failure to obtain which has or would have, individually or in the aggregate, a Material Adverse Effect on the Company, shall have been obtained.

   (i)  Voting Agreement.  There shall not have been a material breach of the
        ----------------
Voting Agreement by any of the Cable Stockholders.

   (j) Other Transactions.  The transactions contemplated by the ACC Agreement
       ------------------
shall have been consummated in accordance with the terms of such agreement or such agreement shall have been terminated and, prior thereto, the transactions contemplated by the US Wats Agreement shall have been consummated in accordance with the terms of such agreement or such agreement shall have been terminated.

   8.3.  Conditions to Obligations of the Company.  The obligations of the
         ----------------------------------------
Company to consummate the transactions contemplated by this Agreement are subject to the fulfillment at or prior to the Effective Time of each of the following condi tions, any or all of which may be waived in whole or in part by the Company to the extent permitted by applicable Law:

   (a)  Representations and Warranties True.  The representations and
        -----------------------------------
warranties of Parent and Merger Sub contained herein or otherwise required to be made after the date hereof in a writing expressly referred to herein by or on behalf of Parent and Merger Sub pursuant to this Agreement, to the extent qualified by materiality or Material Adverse Effect, shall have been true and, to the extent not qualified by materiality or Material Adverse Effect, shall have been true in all material respects, in each case when made and on and as of the Closing Date as though made on and as of the Closing Date (except for representations and warranties made as of a specified date, which need be true, or true in all material respects, as the case may be, only as of the specified date).

   (b)  Performance.  Parent shall have performed or complied in all material
        -----------
respects with all agreements and conditions contained herein required to be performed or complied with by it prior to or at the time of the Closing.

   (c)  Compliance Certificate.  Parent shall have delivered to the Company a
        ----------------------
certificate, dated the date of the Closing, signed by the President or any Vice President of Parent (but without personal liability thereto), certifying as to the fulfillment of the conditions specified in Sections 8.3(a) and 8.2(b).

   (d)  Tax Opinion.  The Company shall have received an opinion of Dow, Lohnes
        -----------
& Albertson, PLLC, dated the Effective Time, to the effect that (i) the Merger will be treated for federal income tax purposes as a reorganization within the meaning of Section 368(a) of the Code; (ii) each of Parent, Merger Sub and the Company will be a party to the reorganization within the meaning of Section 368(b) of the Code; (iii) no gain or loss will be recognized by the Company as a result of the Merger; and (iv) no gain or loss will be recognized by a stockholder of the Company as a result of the Merger with respect to the Shares converted solely into Parent Common Shares. In rendering such opinion, Dow, Lohnes & Albertson, PLLC may receive and rely upon representations contained in certificates of Parent and Merger Sub, the Company, the Cable Stockholders and others, in each case in form and substance reasonably acceptable to Dow, Lohnes & Albertson, PLLC.


                                  ARTICLE IX

                                  TERMINATION

   9.1.  Termination by Mutual Consent.  This Agreement may be terminated and
         -----------------------------
the Merger may be abandoned at any time prior to the Effective Time, before or after the approval by holders of Shares, either by the mutual written consent of Parent and the Company, or by mutual action of their respective Boards of Directors.

   9.2.  Termination by Either Parent or the Company. This Agreement may be
         -------------------------------------------
terminated (upon notice from the terminating party to the other parties) and the Merger may be abandoned by action of the Board of Directors of either
Parent or the Company if (a) the Merger shall not have been consummated by December 31, 1998, provided that the right to terminate this Agreement under
                   --------
this clause (a) shall not be available to any party whose failure to fulfill any obligation under this Agreement has been the cause of or resulted in the failure of the Merger to occur on or before such date, and provided, further, that such
                                                   --------  -------
date shall be extended to March 31, 1999 in the event that the failure of the Merger to occur on or before December 31, 1998 is the result of (i) a delay attributable to any transaction permitted pursuant to Section 7.5(c) or (ii) the failure of any of the conditions set forth in Section 8.1(b), 8.1(c), 8.2(f) or 8.2(j) to be satisfied or waived prior to December 31, 1998, or (b) any court of competent jurisdiction in the United States or Governmental Body in the United States shall have issued an order, decree or ruling or taken any other action permanently restraining, enjoining or otherwise prohibiting the Merger and such order, decree, ruling or other action shall have become final and nonappealable. In addition, this Agreement may be terminated by Parent (upon notice from Parent to the Company) and the Merger may be abandoned by action of the Board of Directors of Parent if any of the Cable Stockholders shall have breached any of its representations, covenants or obligations under the Voting Agreement in any material respect and such breach shall not be curable.

   9.3.  Termination by the Company.  This Agreement may be terminated (upon
         --------------------------
notice to Parent) by the Company and the Merger may be abandoned by action of the Board of Directors of the Company if Parent or Merger Sub breaches or fails in any material respect to perform or comply with its covenants and agreements contained herein or breaches its representations and warranties, in each case that is not curable, such that the conditions set forth in Sections 8.3(a) and
(b) cannot be satisfied.

   9.4.  Termination by Parent and Merger Sub.  This Agreement may be terminated
         ------------------------------------
(upon notice to the Company) by Parent and Merger Sub, and the Merger may be abandoned by action of the Board of Directors of Parent if the Company breaches or fails in any material respect to perform or comply with its covenants and agreements contained herein or breaches its representations and warranties, in each case that is not curable, such that the conditions set forth in Section 8.2(a) and (b) cannot be satisfied.

   9.5.  Effect of Termination and Abandonment.  In the event of termination of
         -------------------------------------
this Agreement and abandonment of the Merger pursuant to this Article IX, no party hereto (or any of its directors or officers) shall have any liability or further obligation to any other party to this Agreement, except as provided in
Section 7.6 and except that nothing herein will relieve any party from liability for any breach of this Agreement.

                                   ARTICLE X

                           MISCELLANEOUS AND GENERAL

   10.1.  Expenses.  Except as set forth in Section 7.11, each party shall bear
          --------
its own expenses, including the fees and expenses of any attorneys, accountants, investment bankers, brokers, finders or other intermediaries or other Persons engaged by it, incurred in connection with this Agreement and the transactions contemplated hereby; provided, however, that the costs and expenses of filing
                     --------  -------
the Information Statement/Prospectus with the SEC and any other applicable Governmental Body or securities regulatory authority, and of printing the Information Statement/Prospectus, shall be paid by Parent.

   10.2.  Notices, Etc.  All notices, requests, demands or other communications
          -------------
required by or otherwise with respect to this Agreement shall be in writing and shall be deemed to have been duly given to any party when delivered personally (by courier service or otherwise), when delivered by telecopy and confirmed by return telecopy, or upon receipt after being mailed by first-class mail, postage prepaid and return receipt requested in each case to the applicable addresses set forth below:

   If to the Company:

        Teleport Communications Group Inc.
        429 Ridge Road
        Dayton, New Jersey  08810
        Attn:  Chairman, President and CEO
        Facsimile:  (732) 392-3600

   with a copy to:

        Dow, Lohnes & Albertson, PLLC
        1200 New Hampshire Avenue, N.W.
        Washington, D.C.
        Attn:  Leonard J. Baxt, Esq.
               Timothy J. Kelley, Esq.
        Facsimile:  (202) 776-2222
   and a copy to:

        Simpson Thacher & Bartlett
        425 Lexington Avenue
        New York, New York  10017
        Attn:  Philip T. Ruegger, Esq.
               Michael Wolfson, Esq.
        Facsimile:  (212) 455-2502

   If to Parent or Merger Sub:

        AT&T Corp.
        295 North Maple Avenue
        Basking Ridge, New Jersey  07920
        Attn:  Vice President-Law
               and Corporate Secretary
        Facsimile:  (908) 221-6618

   with a copy to:

        Wachtell, Lipton, Rosen & Katz
        51 West 52nd Street
        New York, New York  10019
        Attn:  Richard D. Katcher, Esq.
               Steven A. Rosenblum, Esq.
        Facsimile:  (212) 403-2000

  or to such other address as such party shall have designated by notice so given to each other party.

          10.3.  Amendments, Waivers, Etc.  This Agreement may be amended,
                 -------------------------
changed, supplemented, waived or otherwise modified only by an instrument in writing signed by the party (or, in the case of Section 7.7, the Indemnified Party) against whom enforcement is sought; provided that, after the adoption of
                                           --------
this Agreement by the stockholders of the Company, no such amendment, change, supplement or waiver shall be made without the further requisite approval of such stockholders if such amendment, change, supplement or waiver by law requires the further approval by such stockholders.

          10.4.  No Assignment.  This Agreement shall be binding upon and shall
                 -------------
inure to the benefit of and be enforceable by the parties and their respective successors and assigns; provided that, except as otherwise expressly set forth
                        --------
in this Agreement, neither the rights nor the obligations of any party may be assigned or delegated without the prior written consent of the other party.

          10.5.  Entire Agreement.  Except as otherwise provided herein, this
                 ----------------
Agreement (together with the Confidentiality Agreement between Parent and the Company and the other agreements expressly contemplated hereby) embodies the entire agreement and understanding between the parties relating to the subject matter hereof and supersedes all prior agreements and understandings relating to such subject matter. There are no representations, warranties or covenants by the parties hereto relating to such subject matter other than those expressly set forth in this Agreement (including the Company Disclosure Statement and the Parent Disclosure Statement) and any writings expressly required hereby.

          10.6.  Specific Performance.  The parties acknowledge that money
                 --------------------
damages are not an adequate remedy for violations of this Agreement and that any party may, in its sole discretion, apply to a court of competent jurisdiction for specific performance or injunctive or such other relief as such court may deem just and proper in order to enforce this Agreement or prevent any violation hereof and, to the extent permitted by applicable Law, each party waives any objection to the imposition of such relief.

          10.7.  Remedies Cumulative.  All rights, powers and remedies provided
                 -------------------
under this Agreement or otherwise available in respect hereof at law or in equity shall be cumulative and not alternative, and the exercise or beginning of the exercise of any thereof by any party shall not preclude the simultaneous or later exercise of any other such right, power or remedy by such party.

          10.8.  No Waiver.  The failure of any party hereto to exercise any
                 ---------
right, power or remedy provided under this Agreement or otherwise available in respect hereof at law or in equity, or to insist upon compliance by any other party hereto with its obligations hereunder, and any custom or practice of the parties at variance with the terms hereof, shall not constitute a waiver by such party of its right to exercise any such or other right, power or remedy or to demand such compliance.

          10.9.  No Third Party Beneficiaries.  This Agreement is not intended
                 ----------------------------
to be for the benefit of and shall not be enforceable by any Person or entity who or which is not a party hereto, except for the indemnification provisions contained in

Section 7.7, which provisions may be enforced by any Indemnified Party referred to therein and except that the provisions of Section 7.3(b) may be enforced by holders of Shares. Notwithstanding anything to the contrary contained in this Agreement, the provisions of Section 7.7 of this Agreement may not be amended or altered in any manner with respect to any Indemnified Party without the written consent of such Indemnified Party. No assignment of this Agreement shall relieve Parent from its obligations to any Indemnified Party contained in Section 7.7 of this Agreement.

          10.10.  Jurisdiction.   Each party hereby irrevocably submits to the
                  ------------
exclusive jurisdiction of the United States District Court for the District of Delaware or the Chancery Court of the State of Delaware in any action, suit or proceeding arising in connection with this Agreement, and agrees that any such action, suit or proceeding shall be brought only in such court (and waives any objection based on forum non conveniens or any other objection to venue
                   --------------------
therein); provided, however, that such consent to jurisdiction is solely for the
          --------  -------
purpose referred to in this Section 10.10 and shall not be deemed to be a general submission to the jurisdiction of said courts or in the State of Delaware other than for such purpose. Parent, Merger Sub and the Company hereby waive any right to a trial by jury in connection with any such action, suit or proceeding.

          10.11.  Public Announcements.  Parent and the Company will agree upon
                  --------------------
the timing and content of the initial press release to be issued describing the transactions contemplated by this Agreement, and will not make any public announcement thereof prior to reaching such agreement unless required to do so by applicable Law or regulation. To the extent reasonably requested by either party, each party will thereafter consult with and provide reasonable cooperation to the other in connection with the issuance of further press releases or other public documents describing the transactions contemplated by this Agreement.

          10.12.  Governing Law.  This Agreement and all disputes hereunder
                  -------------
shall be governed by and construed and enforced in accordance with the internal laws of the State of Delaware, without regard to principles of conflict of laws.

          10.13.  Name, Captions, Etc.  The name assigned this Agreement and the
                  -------------------
section captions used herein are for con-venience of reference only and shall not affect the interpretation or construction hereof. Unless otherwise specified, (a) the terms "hereof", "herein" and similar terms refer to this Agreement as a whole and (b) references herein to Articles or Sections refer to articles or sections of this Agreement. Wherever appearing herein, the word "including" shall be deemed to be followed by the words "without limitation."

          10.14.  Counterparts.  This Agreement may be executed in any number
                  ------------
of counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one instrument. Each counterpart may consist of a number of copies each signed by less than all, but together signed by all, the parties hereto.

          10.15.  Survival of Representations, Warranties, Covenants and
                  ------------------------------------------------------
Agreements.  The respective representations and warranties of the parties
----------
contained herein or in any certificates or other documents delivered prior to or at the Closing shall survive the execution and delivery of this Agreement, notwithstanding any investigation made or information obtained by the other parties, but shall terminate at the Effective Time. The respective covenants and agreements of the parties contained herein or in any certificates or other documents delivered prior to or at the Closing shall survive the execution and delivery of this Agreement and shall only terminate in accordance with their respective terms.

          10.16.  Severability.  In case any provision in this Agreement shall
                  ------------
be held invalid, illegal or unenforceable in a jurisdiction, such provision shall be modified or deleted, as to the jurisdiction involved, only to the extent necessary to render the same valid, legal and enforceable, and the validity, legality and enforceability of the remaining provisions hereof shall not in any way be affected or impaired thereby nor shall the validity, legality or enforceability of such provision be affected thereby in any other jurisdiction.

          10.17.  Disclosure Statements.  The parties acknowledge that the
                  ---------------------
Company Disclosure Statement and the Parent Disclosure Statement to this Agreement (i) relate to certain matters concerning the disclosures required and transactions contemplated by this Agreement, (ii) are qualified in their entirety by reference to specific provisions of this Agreement, (iii) are not intended to constitute and shall not be construed as indicating that such matter is required to be disclosed, nor shall such disclosure be construed as an admission that such information is material with respect to the Company or Parent, as the case may be, except to the extent required by this Agreement, and (iv) disclosure of the information contained in one section or part of the Company Disclosure Statement or the Parent Disclosure Statement shall be deemed as proper disclosure for all sections or parts of the Company Disclosure Statement or the Parent Disclosure Statement, as the case may be, only if appropriately cross-referenced or if the relevance thereof is clearly apparent from the context in which it appears.

        IN WITNESS WHEREOF, this Agreement has been executed and delivered by the parties set forth below.

                           TELEPORT COMMUNICATIONS GROUP INC.



                           By:  /s/ Robert Annunziata
                                ---------------------
                                Name:  Robert Annunziata
                                Title:  Chairman, President
                                         and CEO



                           AT&T CORP.



                           By:  /s/ C. Michael Armstrong
                                ------------------------
                                Name:  C. Michael Armstrong
                                Title:  Chairman and CEO


                           TA MERGER CORP.



                           By:  /s/ Daniel E. Somers
                                --------------------
                                Name:  Daniel E. Somers
                                Title:  President